Exhibit 10.1

COLLABORATION, LICENSE and PURCHASE AGREEMENT

BETWEEN

GENZYME CORPORATION

AND

EXACT SCIENCES CORPORATION

Dated as of January 27, 2009

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

i

6.6	Absence of Certain Developments	18

6.7	Assets	18

6.8	Intellectual Property Rights	19

6.9	Government Authorizations and Registrations	21

6.10	Legal Compliance	21

6.11	Contracts	21

6.12	Litigation; Governmental Orders	22

6.13	Insurance	22

6.14	No Brokers	22

6.15	Solvency	22

6.16	Disclosure	23

Article 7	Representations and Warranties of Genzyme	23

7.1	Organization	23

7.2	Power and Authorization	23

7.3	Authorization of Governmental Authorities	23

7.4	Noncontravention	24

7.5	No Brokers	24

Article 8	Covenants and Agreements	24

8.1	Expenses	24

8.2	Payment of Liabilities	24

8.3	Restrictions on EXACT Dissolution and Distributions	24

8.4	Further Assurances	24

Article 9	Conditions Precedent to the Obligations of Genzyme to Consummate the Sale	26

9.1	Representations and Warranties	26

9.2	Corporate Certificates	27

9.3	Secretary’s Certificate	27

9.4	Concurrent Transactions	27

9.5	Consents	27

9.6	Opinion of Counsel to EXACT	27

Article 10	Condition Precedent to the Obligation of EXACT to Consummate the Sale	27

10.1	Representations and Warranties	27

10.2	Secretary’s Certificate	27

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

10.3	Concurrent Transactions	28

Article 11	Payment	28

11.1	Royalty for Licenses under Transferred Technology and Retained Patent Rights Outside Genzyme Core Field	28

11.2	Payment for Optioned Technology In-Licensed From a Third Party	29

11.3	Payment Provisions Generally	29

11.4	Maintenance of Records; Audit	30

Article 12	Intellectual Property Matters	30

12.1	Ownership	30

12.2	Filing, Prosecution and Maintenance of Patent Rights	31

12.3	Enforcement	34

12.4	Claimed Infringement of Third Party Intellectual Property Rights	37

12.5	Prosecution and Enforcement of Other Intellectual Property Rights	38

12.6	Cross License Agreement	38

12.7	Termination of Rights and Obligations Under Article 12	38

Article 13	Confidentiality	38

13.1	Confidentiality	38

13.2	Permitted Disclosure	39

13.3	Required Disclosure	39

13.4	Public Statements	40

13.5	Mutual Non-Disclosure Agreement	40

Article 14	Indemnification	40

14.1	Indemnification by EXACT	40

14.2	Indemnification by Genzyme	41

14.3	Time for Claims	42

14.4	Procedure for Third Party Claims	42

14.5	Consent to Jurisdiction Regarding Third Party Claims	44

14.6	Exclusive Remedy	44

Article 15	Potential Liabilities Holdback	44

15.1	Use of Holdback Amount	44

15.2	12 Month Release	45

15.3	18 Month Release	45

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

15.4	Outstanding Claims	45

Article 16	Miscellaneous	45

16.1	Notices	45

16.2	Entire Agreement	46

16.3	Binding Effect; No Assignment; No Third-Party Beneficiaries	46

16.4	Amendment	47

16.5	Waiver	47

16.6	Disclaimer	47

16.7	Section Headings, Construction	47

16.8	Counterparts	47

16.9	Severability	48

16.10	Withholding	48

16.11	Governing Law	48

16.12	Dispute Resolution	48

16.13	Submission to Jurisdiction; Waiver	48

16.14	Enforcement	49

16.15	Rules of Construction	49

16.16	Waiver of Jury Trial	49

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

EXHIBITS

Exhibit A	Form of APC/p53 License Amendment

Exhibit B	Form of JHU-EXACT License Amendment

Exhibit C	Form of Bill of Sale

Exhibit D	Form of Assignment and Assumption Agreement

Exhibit E	Form of Assignment of Patent Rights

SCHEDULES

Schedule A	Primary Patent Rights

Schedule B	Secondary Patent Rights

Schedule 2.1(a)(ii)	Assigned Contracts

Schedule 2.1(b)(vii)	Retained Patent Rights

Schedule 3.1(b)	Rights of Third Parties

Schedule 3.2(b)	EXACT Licensed Improvements

Schedule 3.3(b)	Optioned Technology

Schedule 3.4(c)	Genzyme Licensed Improvements

Schedule 6.4	Noncontravention (EXACT)

Schedule 6.7	Assets

Schedule 6.8	Intellectual Property

Schedule 6.11	Contracts

Schedule 6.12	Litigation; Governmental Orders

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

v

AGREEMENT

THIS COLLABORATION, LICENSE and PURCHASE AGREEMENT (this “Agreement”), dated as of January 27, 2009 (the “Effective Date”), is by and between Genzyme Corporation, a Massachusetts corporation (“Genzyme”) and EXACT Sciences Corporation, a Delaware corporation (“EXACT”).

RECITALS

A.      EXACT is engaged in the development of proprietary DNA-based technologies, which have applicability in multiple fields.  Genzyme desires to purchase all of EXACT’s right, title and interest in and to certain assets, including certain intellectual property rights, and to license from EXACT certain other intellectual property rights for use outside of the EXACT Field (defined below).

B.       EXACT desires to obtain from Genzyme, and Genzyme desires to grant to EXACT, an exclusive license back under the intellectual property being transferred under this Agreement for use in the EXACT Field.

C.       Genzyme desires to obtain from EXACT, and EXACT desires to grant to Genzyme, an exclusive option to obtain from EXACT an exclusive license under certain additional EXACT technology in the Genzyme Core Field (defined below).

D.      Concurrently with the execution of this Agreement, Genzyme and EXACT are entering into a Common Stock Subscription Agreement, dated as of the Effective Date (the “Common Stock Subscription Agreement”), pursuant to which, among other things, Genzyme agrees to buy and EXACT agrees to sell up to 3,000,000 shares of EXACT’s common stock, par value $0.01 per share.

In consideration of the mutual representations, warranties and covenants contained in this Agreement, the parties hereto agree as follows:

Article 1      Definitions.  Capitalized terms used in this Agreement have the meanings set forth in this Agreement.  In addition, for purposes of this Agreement, the following terms, when used in this Agreement, have the meanings assigned to them in this Article 1.

“Action” means any claim, action, cause of action, chose in action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, examination, audit, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority or arbitrator.

“Additional EXACT Technology” means all Intellectual Property Rights (other than Transferred Technology, EXACT Licensed Improvements or Joint Collaboration Technology) that are Controlled by EXACT or its Affiliates [********] with applicability in the Genzyme Core Field; provided, however, that

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

“Additional EXACT Technology” excludes Intellectual Property Rights owned or Controlled as a result of or subsequent to a Change of Control of EXACT.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or general partnership or managing member interests, by contract or otherwise.  Without limiting the generality of the foregoing, a Person will be deemed to control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Ancillary Agreements” has the meaning set forth in Section 5.2(a).

“APC/p53 License” means the License Agreement, dated as of March 25, 1999, by and between EXACT and Genzyme.

“APC/p53 License Amendment” means the waiver by Genzyme and amendment and restatement of the APC/p53 License, effective as of the Closing Date, to be executed and delivered by EXACT and Genzyme at the Closing, substantially in the form attached hereto as Exhibit A.

“Assigned Contracts” has the meaning set forth in Section 2.1(a)(ii).

“Assignment and Assumption Agreement” has the meaning set forth in Section 5.2(a)(ii).

“Assumed Liabilities” has the meaning set forth in Section 2.3(a).

“Bankruptcy Code” has the meaning set forth in Section 3.8.

[********]

“Change of Control” means, with respect to a party, (a) a sale of all or substantially all of such party’s assets, voting stock, securities, or business; (b) a merger, reorganization, or consolidation involving such party in which the stockholders of such party immediately prior to such transaction cease to own collectively (either directly or through one or more intermediate entities) a majority of the voting equity securities of a successor entity; or (c) the acquisition by a Person or group of Persons acting in concert of 50% or more of the voting equity securities of such party.

“Closing” has the meaning set forth in Section 5.1.

“Closing Date” has the meaning set forth in Section 5.1.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

“Closing Payment” means $18,500,000, payable, subject to the Holdback set forth in Article 15, at the Closing.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collaboration Period” means the period of time beginning on the Closing Date and ending, if at all, on the effective date of termination of such period by a party pursuant to Section 4.3.

“Committee” has the meaning set forth in Section 4.1.

“Common Stock Subscription Agreement” has the meaning set forth in Recital D.

“Confidential Information” of a party means all Know-How or other information, including proprietary information and materials (whether or not patentable), regarding such party’s or its Affiliate’s technology, products, business information, or objectives, that is communicated in any way or form by the Disclosing Party to the Receiving Party, and whether or not designated as confidential by the Disclosing Party at the time any such Know-How or other information is disclosed by the Disclosing Party to the Receiving Party.

“Consideration” has the meaning set forth in Section 2.2.

“Control or Controlled” means, with respect to any item or right, the possession (whether by ownership or license, other than pursuant to this Agreement) by a party of the ability to grant to the other party access or a license as provided in this Agreement under such item or right without violating the terms of any agreement or other arrangements with any Third Party.

“Cross License Agreement” means the Cross License and Collaboration Agreement, dated as of April 1, 2003, by and between EXACT and Genzyme.

[********]

“Disclosed Contract” has the meaning set forth in Section 6.11(b).

“Disclosing Party” has the meaning set forth in Section 13.1.

“Dispute” has the meaning set forth in Section 16.12(a).

“EXACT Field” means (a) stool-based detection of any disease or condition (including pre-cancers, staging and monitoring of the foregoing, and therapeutic response) for research and development, Clinical Laboratory Improvement Amendments (CLIA) testing services (and their foreign equivalents), and FDA Kits; and (b) a screening assay (regardless of other uses to which such assay is put) for colorectal cancer in any type of patient samples, excluding tests solely for staging and/or monitoring of colorectal cancer which do not obsolete or adversely impact such screening assay.  For

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

the avoidance of doubt, without limitation, the EXACT Field includes (i) the rights pertaining to stool-based colorectal cancer screening tests for which EXACT has granted a nonexclusive license to [********], (ii) the rights pertaining to colorectal cancer screening tests and test kits for which EXACT has granted a nonexclusive license to [********], and (iii) all applications for which EXACT has granted to [********] a license as of the Effective Date pursuant to the [********].

“EXACT Indemnitee” has the meaning set forth in Section 14.2(a).

“EXACT Licensed Improvements” means all improvements or enhancements to, or derivatives of, the Transferred Technology discovered, conceived, created, made or invented (as applicable) by or on behalf of EXACT [********] that the parties agree have applicability in the Genzyme Field after consultation as provided in Section 3.2(b); provided, however, that “EXACT Licensed Improvements” excludes (a) Joint Collaboration Technology, (b) Intellectual Property Rights acquired or in-licensed from a Third Party after the Closing Date and (c) Intellectual Property Rights owned or Controlled as a result of or subsequent to Change of Control of EXACT.  For clarity, a Patent Right that is first filed after a Change of Control but claims priority (direct or indirect, in whole or in part) to a Patent Right that was subject to the license granted by EXACT to Genzyme under Section 3.2(a) prior to a Change of Control will be an “EXACT Licensed Improvement” hereunder.

“FDA Kits” means a collection of one or more reagents, packaged in the form of a kit that has received approval from the U.S. Food and Drug Administration (FDA) or any equivalent foreign regulatory agency or body.

“Genzyme Core Field” means reproductive and prenatal health [********]

“Genzyme Field” means all applications other than the EXACT Field.

“Genzyme Indemnitee” has the meaning set forth in Section 14.1(a).

“Genzyme Licensed Improvements” means all improvements or enhancements to, or derivatives of, the Transferred Technology discovered, conceived, created, made or invented (as applicable) by or on behalf of Genzyme [********] that the parties agree have applicability in the EXACT Field after consultation as provided in Section 3.4(c); provided, however, that “Genzyme Licensed Improvements” excludes (a) Joint Collaboration Technology, (b) Intellectual Property Rights acquired or in-licensed from a Third Party after the Closing Date and (c) Intellectual Property Rights owned or Controlled as a result of or subsequent to Change of Control of Genzyme.  For clarity, a Patent Right that is first filed after a Change of Control but claims priority (direct or indirect, in whole or in part) to a Patent Right that

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

was subject to the license granted by Genzyme to EXACT pursuant to Section 3.4(b) prior to a Change of Control will be a “Genzyme Licensed Improvement” hereunder.

“Genzyme Third Party Payment” has the meaning set forth in Section 11.2(a).

“Governmental Authority” means any government or any agency, bureau, board, commission, court, department, political subdivision, tribunal or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state or local, domestic or foreign.

“Holdback Indemnity Cap” has the meaning set forth in Section 14.1(b).

“Indemnifying Party” means, with respect to any claim for indemnification pursuant to Article 14, the party against whom such claim is asserted under Section 14.1 or 14.2, as the case may be.

“Indemnitee” means, with respect to any claim for indemnification pursuant to Article 14, the Genzyme Indemnitee or the EXACT Indemnitee asserting such claim under Section 14.1 or 14.2, as the case may be.

“Indemnity Basket” has the meaning set forth in Section 14.1(b).

“Infringement Claim” has the meaning set forth in Section 12.4(a).

“Intellectual Property Rights” means all intangible proprietary rights of any kind or nature throughout the world, including the following (and all statutory and/or common law rights in, arising out of, or associated therewith): (i) all Patent Rights; (ii) all works of authorship, copyrights, mask works, copyright and mask work registrations and applications, copyrightable subject matter whether or not registration for any such copyright exists or is pending, and all other copyright interests accruing by reason of international copyright conventions pertaining thereto (“Copyrights”); (iii) all Know-How; and (iv) all databases and data collections.

“JHU” means The Johns Hopkins University, a Maryland corporation.

“JHU-EXACT License Amendment” means the Assignment, Sublicense, Consent and Eighth Amendment to License Agreement among EXACT, JHU and Genzyme, dated as of the Closing Date, to be executed and delivered by EXACT, JHU and Genzyme prior to the Closing, substantially in the form attached hereto as Exhibit B.

“Joint Collaboration Technology” means all Know-How, Patent Rights and Copyrights that are discovered, conceived, created, made or invented (as applicable) [********] jointly by (a) employees or agents of EXACT and (b) employees or agents of Genzyme or any of its Affiliates.

“Joint Patent Rights” means all Patent Rights included within the Joint Collaboration Technology.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

“Know-How” means all inventions, discoveries, data, information, processes, methods, correspondence, techniques, trade secrets, materials, technology, concepts, ideas, algorithms, standards, methods, compositions, formulae, procedures, results and other know-how, whether or not patentable or copyrightable.

[********]

[********] means all Technology licensed by EXACT to [********] pursuant to the [********].  The parties understand and agree that the Patent Rights that are included in both the Transferred Technology and the [********] as of the Effective Date are only those Patent Rights set forth on Schedule 6.8(a)(i).

“Losses” has the meaning set forth in Section 14.1(a).

“Material Adverse Effect” means any material adverse effect on the Purchased Assets, on the parties’ ability to consummate the transactions contemplated by this Agreement or on the parties’ ability to perform their obligations under this Agreement.

“Maximum Indemnity Cap” has the meaning set forth in Section 14.1(b).

“Need-to-Know” has the meaning set forth in Section 13.2.

“Option” has the meaning set forth in Section 3.3(a).

“Option Exercise Notice” has the meaning set forth in Section 3.3(b).

“Optioned Technology” means Additional EXACT Technology for which Genzyme has exercised the Option pursuant to Section 3.3.

“Patent Rights” means all (i) issued patents; (ii) pending patent applications and rights to file applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, re-examinations, national phase PCT applications, PCT international applications and all foreign counterparts; (iii) patents-of-addition, reissues, renewals, revivals, reexamination certificates and extensions and restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates and the equivalent thereof; (iv) inventor’s certificates; and (v) forms of government-issued rights substantially similar to any of the foregoing, in each case throughout the world.

“Person” means any individual or legal entity.

“Potential Liabilities Holdback Amount” means an amount equal to the Holdback Indemnity Cap, payable by Genzyme to EXACT as set forth in Article 15.

“Primary Goals” has the meaning set forth in Section 4.1.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

“Primary Intellectual Property Rights” means the Primary Patent Rights and other Transferred Technology chiefly related to the Primary Patent Rights, but not any Secondary Patent Rights.

“Primary Patent Rights” means (a) those Patent Rights within the Transferred Technology listed on Schedule A, and (b) all Patent Rights first filed after the Effective Date that claim priority (direct or indirect, in whole or in part) to any Patent Right identified in clause (a) above.

“Purchased Assets” has the meaning set forth in Section 2.1(a).

“Receiving Party” has the meaning set forth in Section 13.1.

“Representatives” has the meaning set forth in Section 13.2.

“Requesting Party” has the meaning set forth in Section 12.2(d).

“Retained Assets” has the meaning set forth in Section 2.1(b).

“Retained Liabilities” has the meaning set forth in Section 2.3(b).

“Retained Patent Rights” means any Patent Right owned by EXACT as of the Closing Date that is included in the Retained Assets.  The parties understand and agree that if EXACT jointly owns any such Patent Right, such Patent Right is included only with respect to EXACT’s joint ownership interest therein.  For clarity, (i) the Retained Patent Rights include all Patent Rights first filed after the Effective Date that claim priority (direct or indirect, in whole or in part) to any Patent Right included within the Retained Assets as of the Effective Date and (ii) the Retained Patent Rights include those Patent Rights listed on Schedule 2.1(b)(vii).

“Royalty” has the meaning set forth in Section 11.1(a).

“Sale” has the meaning set forth in Section 2.1(a).

“Secondary Patent Rights” means (a) those Patent Rights within the Transferred Technology listed on Schedule B, and (b) all Patent Rights first filed after the Effective Date that claim priority (direct or indirect, in whole or in part) to any Patent Right identified in clause (a) above.

“Supporting Materials” means (i) all research and development reports and records, pre-clinical studies, clinical protocols, clinical studies, pre-clinical and clinical data, results and analyses used in or resulting from any pre-clinical study or clinical trial relating to use of the Transferred Technology in the Genzyme Field; (ii) all files, correspondence, records and other documentation relating to the Transferred Technology, including all invention disclosures and assignments of inventions related to the Transferred Technology; (iii) all records and other documents relating to the use of the Transferred Technology in the Genzyme Field.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

“Technology” means the Transferred Technology, the Genzyme Licensed Improvements, the EXACT Licensed Improvements, the Joint Collaboration Technology, the Optioned Technology and the Retained Patent Rights.

“Third Party” means any Person other than Genzyme, EXACT, or their respective Affiliates.

“Third Party Claim” has the meaning set forth in Section 14.4(a).

“Transactions” means: (i) the Sale, (ii) the licenses and other rights granted pursuant to Article 3 and the related research and development collaboration in Article 4, (iii) the APC/p53 License Amendment and (iv) the JHU-EXACT License Amendment.

“Transferred In-License Agreement” means the Amended and Restated License Agreement, having a final signature date of March 25, 2003, as further amended pursuant to a Second Amendment dated as of November 9, 2004, a Third Amendment dated as of May 11, 2006, a Fourth Amendment dated as of March 19, 2007, a Fifth Amendment dated as of October 17, 2008, a Sixth Amendment dated as of October 30, 2008 and a Seventh Amendment dated as of December 15, 2008, by and between JHU and EXACT.  The term “Transferred In-License Agreement” also includes, when effective, the JHU-EXACT License Amendment.

“Transferred In-Licensed Technology” means the Intellectual Property Rights licensed to EXACT by JHU under the Transferred In-License Agreement.  The Patent Rights included in the Transferred In-Licensed Technology as of the Effective Date are set forth on Schedule 6.8(a)(iii).

“Transferred Technology” means (a) all Intellectual Property Rights with applicability in the Genzyme Core Field owned by EXACT as of the Closing Date and (b) the Transferred In-Licensed Technology.  The parties understand and agree that the Patent Rights included in the Transferred Technology are only those set forth on Schedule 6.8(a)(i) and Schedule 6.8(a)(ii) (including those included by way of clause (ii) below), and any Retained Patent Rights of EXACT that are later determined to have applicability in the Genzyme Core Field after the Closing Date will not become Transferred Technology hereunder but instead will remain “Retained Patent Rights” hereunder.  For clarity, (i) Transferred Technology may have applicability in fields other than the Genzyme Core Field, but each item of Transferred Technology has some applicability in the Genzyme Core Field; (ii) the Transferred Technology includes all Patent Rights first filed after the Effective Date that claim priority (direct or indirect, in whole or in part) to any Patent Right included within the Transferred Technology as of the Effective Date and (iii) no Patent Rights set forth on Schedule 2.1(b)(vii) or identified in Section 2.1(b)(vii) are included within the definition of Transferred Technology.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

Article 2   Sale and Purchase.

2.1                Purchased Assets.

(a)      At the Closing, subject to the conditions of this Agreement, EXACT will sell, convey, assign, transfer and deliver to Genzyme, and Genzyme will purchase from EXACT, all of EXACT’s rights, title and interests in and to the following assets (collectively, the “Purchased Assets”):

(i)       the Transferred Technology, including all Actions and rights to sue at law or in equity for any past or future infringement or other impairment of any of the Transferred Technology and the right to receive all proceeds and damages therefrom;

(ii)      all of EXACT’s rights under the Transferred In-License Agreement and all contracts and licenses listed on Schedule 2.1(a)(ii) (the “Assigned Contracts”);

(iii)     all Supporting Materials;

(iv)     all of EXACT’s rights under any confidentiality agreement relating to any of the Purchased Assets; and

(v)      all claims of EXACT against Third Parties relating to any Purchased Assets, whether choate or inchoate, known or unknown, contingent or otherwise.

Notwithstanding any other provision of this Agreement, the transfer of the Purchased Assets pursuant to this Agreement (the “Sale”) will not include the assumption of any liabilities except those Genzyme expressly assumes pursuant to Section 2.3.

(b)      All assets of EXACT other than the Purchased Assets (collectively, the “Retained Assets”) are not part of the Sale, and are not being transferred to Genzyme pursuant to this Agreement.  For the avoidance of doubt, the Retained Assets include, but are not limited to:

(i)       all of EXACT’s cash, cash equivalents and short-term investments;

(ii)      all minute books, stock records and corporate seals of EXACT;

(iii)     all real property assets, including leasehold rights, of EXACT;

(iv)     all of EXACT’s plant and equipment;

(v)      all of EXACT’s rights under contracts other than the Assigned Contracts;

(vi)     all of EXACT’s personnel records; and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(vii)    all Intellectual Property Rights owned or in-licensed by EXACT that are not included in the Transferred Technology, including the Patent Rights listed on Schedule 2.1(b)(vii) (plus all Patent Rights first filed after the Effective Date that claim priority (direct or indirect, in whole or in part) to any such Patent Rights).

2.2                Consideration.  The consideration for the Purchased Assets (the “Consideration”) will be (i) the Closing Payment, (ii) the assumption of the Assumed Liabilities, (iii) the waiver pursuant to the APC/p53 License Amendment and (iv) the obligation to pay the Royalty during the Royalty Period.

2.3                Assumed and Retained Liabilities.

(a)      Assumed Liabilities.  On the Closing Date, Genzyme will assume and agree to discharge all liabilities arising after the Closing under the Assigned Contracts (other than any liability arising out of or relating to a breach that occurred prior to or upon the Closing) (the “Assumed Liabilities”).

(b)      Retained Liabilities.  All other liabilities of EXACT (the “Retained Liabilities”) will remain the sole responsibility of and will be retained, paid, performed and discharged solely by EXACT.  Retained Liabilities will include:

(i)       any liability under any Assigned Contract that arises after the Closing but that arises out of or relates to a breach that occurred prior to or upon the Closing;

(ii)      any liability for taxes, including (A) any taxes arising as a result of EXACT’s operation of its business or EXACT’s ownership of the Purchased Assets or otherwise arising from or with respect to the Purchased Assets, in each case for any taxable period or portion thereof ending on or prior to the Closing Date, (B) any taxes that will arise as a result of the sale of the Purchased Assets pursuant to this Agreement, and (C) any deferred taxes of any nature;

(iii)     any liability under any contract, agreement or understanding not included in the Assigned Contracts, including any amounts owed to any law firm, attorney, consultant or financial advisor;

(iv)     any liability relating to the operation of EXACT’s business (other than liabilities arising after the Closing under any of the Assigned Contracts that do not arise out of or relate to a breach that occurred prior to or upon the Closing) or EXACT’s leasing, ownership or operation of real property;

(v)      any liability to any current or former employee, director or agent of EXACT or any of its Affiliates, including under any employee benefit plan or relating to payroll, vacation, sick leave, workers’ compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for EXACT’s employees or former employees or both;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(vi)     any liability of EXACT arising out of or resulting from EXACT’s compliance or non-compliance with any legal requirement or order of any governmental entity; and

(vii)    any liability of EXACT with respect to this Agreement or any other document executed in connection with the Transactions.

Article 3   Licenses and Other Rights.

3.1                License to Genzyme under Retained Patent Rights.

(a)      Effective at the time of, and contingent upon the occurrence of, the Closing, EXACT hereby grants to Genzyme an (i) irrevocable, perpetual, exclusive (even as to EXACT), worldwide, fully-paid, royalty-free license, with the right to sublicense through multiple tiers (subject to Section 3.5) under the Retained Patent Rights to make, have made, use, sell, offer for sale, import and export products, to offer for sale and perform services and to otherwise practice and exploit the Retained Patent Rights, in each case solely in the Genzyme Core Field, and (ii) irrevocable, perpetual, nonexclusive, worldwide, fully-paid, royalty-free license, with the right to sublicense through multiple tiers (subject to Section 3.5) under the Retained Patent Rights to make, have made, use, sell, offer for sale, import and export products, to offer for sale and perform services and to otherwise practice and exploit the Retained Patent Rights, in each case solely in the Genzyme Field other than the Genzyme Core Field; provided that any sublicense of the license set forth in this clause (ii) will only be made [********].

(b)      Genzyme understands and agrees that Genzyme’s license and other rights hereunder to the Retained Patent Rights (including under Article 12) are subject to the rights of Third Parties under the agreements listed on Schedule 3.1(b).

3.2                License to Genzyme under EXACT Licensed Improvements and Joint Collaboration Technology.

(a)      Subject to the terms and conditions of this Agreement, effective at the time of, and contingent upon the occurrence of, the Closing, EXACT hereby grants to Genzyme a perpetual (subject to Section 3.7(b)), exclusive (even as to EXACT), worldwide, fully-paid, royalty-free license, with the right to sublicense through multiple tiers (subject to Section 3.5), under the EXACT Licensed Improvements and the Joint Collaboration Technology to make, have made, use, sell, offer for sale, import and export products, to offer for sale and perform services and to otherwise practice and exploit the EXACT Licensed Improvements and Joint Collaboration Technology, in each case solely in the Genzyme Field.

(b)      EXACT will disclose to Genzyme any potential EXACT Licensed Improvement in writing in reasonable detail promptly after such improvement has been discovered,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

conceived, created, made or invented that EXACT reasonably believes would have potential application in the Genzyme Field.  If the parties agree that such improvement has applicability in the Genzyme Field and therefore constitutes an EXACT Licensed Improvement, the parties will add a general description of such improvement to Schedule 3.2(b) and such improvement will be become an EXACT Licensed Improvement for the purposes of this Agreement.

3.3                Option to License Additional EXACT Technology.

(a)      Effective at the time of, and contingent upon the occurrence of, the Closing, EXACT hereby grants Genzyme an exclusive option (the “Option”) to obtain an exclusive license to Additional EXACT Technology in the Genzyme Core Field, subject to the terms and conditions of this Section 3.3.

(b)      EXACT will disclose to Genzyme any Additional EXACT Technology in writing in reasonable detail promptly after such technology has been discovered, conceived, created, made, invented or acquired.  If the Additional EXACT Technology is in-licensed by EXACT from a Third Party, then, if applicable, such disclosure will include any license fee or royalty payment that EXACT would be required to pay such Third Party as a result of EXACT’s granting to Genzyme a sublicense under such Additional EXACT Technology in the Genzyme Core Field and a copy of the license agreement between EXACT and such Third Party.  If Genzyme wishes to exercise the Option with respect to such disclosed Additional EXACT Technology, Genzyme will provide EXACT with written notice (the “Option Exercise Notice”) within [********] of receipt of EXACT’s disclosure.  Upon delivery of the Option Exercise Notice, Genzyme will add a general description of such Additional EXACT Technology to Schedule 3.3(b), and such technology will be become Optioned Technology ([********] to Genzyme, other than pursuant to Section 11.2) for the purposes of this Agreement.  If Genzyme does not deliver an Option Exercise Notice within such [********] period, then Genzyme’s Option will automatically expire with respect to the disclosed item of Additional EXACT Technology and EXACT may sell, assign, license or otherwise transfer such item of Additional EXACT Technology in the Genzyme Core Field to any Third Party without any further obligation or liability to Genzyme.  If Genzyme takes a sublicense to Optioned Technology in-licensed by EXACT, then Genzyme’s sublicense to that Optioned Technology will be subject to Genzyme’s timely payment of the Genzyme Third Party Payment as provided in Section 11.2 and Genzyme’s compliance with the terms of the in-license agreement applicable to Genzyme as a sublicensee thereunder.

(c)      Subject to the terms and conditions of this Agreement, effective at the time of, and contingent upon the occurrence of, the Closing, EXACT hereby grants to Genzyme a perpetual (subject to Section 3.7(b)), exclusive (even as to EXACT), worldwide, fully-paid, royalty-free (except as provided in Section 11.2(a)) license or sublicense (as the case may be), with the right to sublicense through multiple tiers (subject to Section 3.5), under the Optioned Technology to make, have made, use, sell, offer for sale, import and export products, to offer for sale and perform services and to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

otherwise practice and exploit the Optioned Technology, in each case solely in the Genzyme Core Field.

3.4                License to EXACT under Transferred Technology, Genzyme Licensed Improvements and Joint Collaboration Technology.

(a)      Effective at the time of, and contingent upon the occurrence of, the Closing, Genzyme hereby grants to EXACT an irrevocable, perpetual, exclusive (even as to Genzyme), worldwide, fully-paid, royalty-free license, with the right to sublicense through multiple tiers (subject to Section 3.5), under the Transferred Technology other than the Transferred In-Licensed Technology to make, have made, use, sell, offer for sale, import and export products, to offer for sale and perform services and otherwise to practice and exploit the Transferred Technology other than the Transferred In-Licensed Technology, in each case solely in the EXACT Field.

(b)      Subject to the terms and conditions of this Agreement, effective at the time of, and contingent upon the occurrence of, the Closing, Genzyme hereby grants to EXACT a perpetual (subject to Section 3.7(a)), exclusive (even as to Genzyme), worldwide, fully-paid, royalty-free license, with the right to sublicense through multiple tiers (subject to Section 3.5), under the Genzyme Licensed Improvements and the Joint Collaboration Technology to make, have made, use, sell, offer for sale, import and export products, to offer for sale and perform services and to otherwise practice and exploit the Genzyme Licensed Improvements and Joint Collaboration Technology, in each case solely in the EXACT Field.

(c)      Genzyme will disclose to EXACT any potential Genzyme Licensed Improvement in writing in reasonable detail promptly after such improvement has been discovered, conceived, created, made or invented that Genzyme reasonably believes would have potential application in the EXACT Field.  If the parties agree that such improvement has applicability in the EXACT Field and therefore constitutes a Genzyme Licensed Improvement, the parties will add a general description of such improvement to Schedule 3.4(c) and such improvement will be become a Genzyme Licensed improvement for the purposes of this Agreement.

(d)      For the avoidance of doubt, the licenses granted to EXACT pursuant to Section 3.4 do not include a sublicense to any rights under the Transferred In-License Agreement.  Such rights are covered by, and subject to, the JHU-EXACT License Amendment.

3.5                Sublicensing.  Each party may grant sublicenses (including multiple tier sublicenses) under the licenses granted pursuant to Sections 3.1(a), 3.2(a), 3.3(c), 3.4(a) or 3.4(b) [********] (subject to the provisions of any agreement pursuant to which EXACT licenses an item of Optioned Technology from a Third Party); provided that the party granting such sublicense will be fully responsible for the performance of its sublicenses.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

3.6                Use of Technology.  Neither party will practice or grant any rights under Technology owned or Controlled by the other party except as expressly licensed under this Agreement.

3.7                Termination of License Rights.

(a)      Termination by Genzyme.  Genzyme may terminate the license granted to EXACT pursuant to Section 3.4(b) at any time by giving written notice to EXACT in the event that EXACT commits a material breach of its obligations under this Agreement and such breach remains uncured for 90 days, measured from the date written notice of such breach is given to EXACT.  If there is a bona fide good faith dispute between the parties as to whether a material breach has occurred, whether such breach has been cured or the amount to be indemnified, the 90 day cure period will be tolled pending resolution of such dispute.  Notwithstanding the foregoing, if all monetary damages of Genzyme arising from any such uncured, material breach by EXACT are satisfied by the indemnity provisions of Article 14 and Genzyme does not have any material non-monetary damages related thereto, then Genzyme will not have the right to terminate the license under Section 3.4(b) on the basis of such breach.

(b)      Termination by EXACT.  EXACT may terminate the licenses and Option granted to Genzyme pursuant to Section 3.2(a) or Section 3.3 at any time by giving written notice to Genzyme in the event that Genzyme commits a material breach of its obligations under this Agreement and such breach remains uncured for 90 days, measured from the date written notice of such breach is given to Genzyme.  If there is a bona fide good faith dispute between the parties as to whether a material breach has occurred, whether such breach has been cured or the amount to be indemnified, the 90 day cure period will be tolled pending resolution of such dispute.  Notwithstanding the foregoing, if all monetary damages of EXACT arising from any such uncured, material breach by Genzyme are satisfied by the indemnity provisions of Article 14 and EXACT does not have any material non-monetary damages related thereto, then EXACT will not have the right to terminate any such licenses or Option on the basis of such breach.

(c)      Survival of Sublicenses.  If either party terminates a license granted under this Agreement pursuant to Section 3.7, and, on the effective date of such termination, (i) a sublicense under such terminated license as permitted by Section 3.5 is in effect and (ii) the applicable sublicensee is in good standing under the sublicense agreement between such sublicensee and the non-terminating party; then the terminating party will grant to such sublicensee a direct license on substantially the same terms as such sublicensee had as a sublicensee of the non-terminating party, so that the sublicensee will be put in the same position as it was prior to the termination of such license grant, provided, however, that the terminating party will not have any increased obligations as a result of such direct license to such sublicensee.

3.8                Rights in Bankruptcy.  All rights and licenses now or hereafter granted under or pursuant to Sections 3.1, 3.2, 3.3 and 3.4 of this Agreement are rights to “intellectual

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

property” (as defined in Section 101(35A) of Title 11 of the United States Code (the “Bankruptcy Code”)).  Each party hereby grants to other party and all Affiliates of such other party a right of access and to obtain possession of, and to benefit from copies of, (a) research data and results and (b) tangible Technology, all of which ((a) and (b)) constitute “embodiments” of intellectual property pursuant to Section 365(n) of the Bankruptcy Code, and (c) all other embodiments of such intellectual property, in each case, solely in connection with the other party’s rights under this Agreement, whether any of the foregoing are in the granting party’s possession or control or in the possession and control of Third Parties.  Each party agrees not to interfere with the other party’s and the other party’s Affiliates’ exercise of rights and licenses to intellectual property licensed hereunder and embodiments thereof in accordance with this Agreement and agrees to use reasonable efforts to assist such other party and its Affiliates to obtain such intellectual property and embodiments thereof in the possession or control of Third Parties as reasonably necessary or desirable for such other party and Affiliates to exercise such rights and licenses in accordance with this Agreement.  The parties acknowledge and agree that all payments payable under this Agreement, other than (i) the Royalty payable by Genzyme in connection with the sublicensing of Retained Patent Rights or (ii) any Genzyme Third Party Payment payable by Genzyme, do not constitute “royalties” within the meaning of Bankruptcy Code Section 365(n) or relate to licenses of intellectual property hereunder.

Article 4   Collaboration.

4.1                Joint Advisory Committee.  Promptly after the Closing Date, Genzyme and EXACT will establish a joint advisory committee (the “Committee”) to assist both parties in the achievement of product development and regulatory goals within their relevant fields (collectively, the “Primary Goals”).  The Primary Goals include (i) [********], (ii) [********] and (iii) [********].  Through the Committee, the parties will share expertise, guidance, plans, clinical plans, protocols and/or strategies.  By way of example only, [********].  The Committee will exist until the termination of the Collaboration Period unless the parties otherwise agree in writing.

4.2                Committee Meetings and Activities.  Each party will designate a Committee contact person, who will facilitate and make available 2 or more representatives of such party for participation in Committee meetings or other activities from time to time, which representatives will be scientific, technical development and/or FDA regulatory advisors or employees of such party with expertise suitable to the particular Committee activity.  During the Collaboration Period, the Committee will meet at least bi-monthly, in person or via teleconference.  Each party will be solely responsible for compensation of such party’s employees, advisors and Committee representatives who participate in Committee meetings or activities, and each party will be solely responsible for expenses incurred by its employees, advisors and Committee representatives in attending or otherwise participating in Committee meetings and activities.  The Committee will not have any authority to bind either party to any action or to amend or modify this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

4.3                Termination of the Collaboration Period.

(a)      Either party may terminate the Collaboration Period immediately upon [********] by providing written notice to the other party within [********] following [********].

(b)      Any time after the 5th anniversary of the Closing Date, either party may terminate the Collaboration Period [********] upon [********] advance written notice to the other party.

Article 5   Closing.

5.1                Closing.  The consummation of the Transactions (the “Closing”) will take place at the offices of Genzyme’s counsel at Ropes & Gray LLP, One International Place, Boston, Massachusetts, commencing at 10:00 a.m. (Boston time) on the business day on which the last of the conditions required to be satisfied or waived pursuant to Article 9 and Article 10 of this Agreement is either satisfied or waived (other than conditions which by their nature are to be satisfied or waived at the Closing and are expected to be satisfied at the Closing) (the “Closing Date”), or at such other place or time as the parties may mutually agree.

5.2                Deliverables.  In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a)      EXACT will deliver to Genzyme the following documents (collectively referred to in this Agreement as the “Ancillary Agreements”):

(i)       a bill of sale for all of the Purchased Assets that are tangible personal property, executed by EXACT, substantially in the form attached hereto as Exhibit C;

(ii)      an assignment of all of the Purchased Assets that are intangible personal property, which assignment will also contain Genzyme’s undertaking and assumption of the Assumed Liabilities (the “Assignment and Assumption Agreement”) executed by EXACT, substantially in the form attached hereto as Exhibit D;

(iii)     an assignment of all Patent Rights included in the Transferred Technology, executed by EXACT, substantially in the form attached hereto as Exhibit E;

(iv)     the APC/p53 License Amendment executed by EXACT;

(v)      the JHU-EXACT License Amendment executed by EXACT and JHU;

(vi)     the Common Stock Subscription Agreement executed by EXACT; and

(vii)    such other deeds, bills of sale, assignments, certificates of title, agreements, documents and other instruments of transfer and conveyance as may reasonably

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

be requested by Genzyme as set forth in Section 8.4, each in form and substance satisfactory to Genzyme and its legal counsel and executed by EXACT.

(b)      Genzyme will deliver to EXACT, together with the Closing Payment, less the Potential Liabilities Holdback Amount, by wire transfer of immediately available funds, the following Ancillary Agreements:

(i)       the Assignment and Assumption Agreement executed by Genzyme;

(ii)      the APC/p53 License Amendment executed by Genzyme;

(iii)     the JHU-EXACT License Amendment executed by Genzyme; and

(iv)     the Common Stock Subscription Agreement executed by Genzyme.

5.3                Post-Closing.  Within 15 days of the Closing Date, EXACT will notify all of its agents that hold files or other tangible material included in the Purchased Assets, including any law firms holding files with respect to Transferred Technology, that effective as of the Closing, Genzyme will own such Purchased Assets, and EXACT will be responsible for any fees or expenses associated with such notification or related actions in connection with reflecting the transfer of ownership.

Article 6   Representations and Warranties of EXACT.

In order to induce Genzyme to enter into and perform this Agreement and to consummate the Transactions, EXACT hereby represents and warrants to Genzyme as follows:

6.1                Organization.  EXACT is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) except where the failure to be so qualified or in good standing would not be reasonably likely to have a Material Adverse Effect, duly qualified to do business and in good standing in each jurisdiction in which it owns or leases real property or is otherwise required to be so qualified or in good standing.

6.2                Power and Authorization.

(a)      The execution, delivery and performance by EXACT of this Agreement and each Ancillary Agreement and the consummation of each Transaction are within the power and authority of EXACT and have been duly authorized by all necessary action on the part of EXACT.  This Agreement and each Ancillary Agreement (i) has been (or, in the case of Ancillary Agreements to be entered into at or prior to the Closing, will be) duly executed and delivered by EXACT and (ii) is (or, in the case of Ancillary Agreements to be entered into at or prior to the Closing, will be) a legal, valid and binding obligation of EXACT, enforceable against EXACT in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and subject to general

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)      EXACT has the full power and authority necessary to own and use its assets and carry on its business.

6.3                Authorization of Governmental Authorities.  No action by (including any authorization, consent or approval), or in respect of, or filing or declaration with, any Governmental Authority is required for, or in connection with, the valid and lawful (i) authorization, execution, delivery and performance by EXACT of this Agreement and each Ancillary Agreement or (ii) consummation of each Transaction.

6.4                Noncontravention.  Neither the execution, delivery and performance by EXACT of this Agreement or any Ancillary Agreement nor the consummation of any Transaction will:

(a)      violate any legal requirement applicable to EXACT;

(b)      result in a breach or violation of, or default under, any obligation under any contract, agreement or understanding;

(c)      except as disclosed on Schedule 6.4(c), require any action by (including any authorization, consent or approval) or in respect of (including notice to), any party under any contract, agreement or understanding, including any consents required to assign rights under the Assigned Contracts, to assign the Transferred Technology or to grant the licenses set forth in Article 3;

(d)      result in the creation or imposition of an encumbrance upon, or the forfeiture of, any Purchased Assets; or

(e)      result in a breach or violation of, or default under, EXACT’s certificate of incorporation, by-laws or other organizational documents.

6.5                Absence of Liabilities.  There are no liabilities of EXACT or, to EXACT’s knowledge, any Third Party that may be imposed on Genzyme due to consummation of the Transactions except for the Assumed Liabilities.

6.6                Absence of Certain Developments.  Since December 31, 2007, no event or circumstance has occurred which has had, or is reasonably likely to have, a Material Adverse Effect.

6.7                Assets.

(a)      Except as disclosed on Schedule 6.7(a), EXACT has sole and exclusive, good and marketable title to, or, a sole and exclusive, enforceable right to use, all of the Purchased Assets.  There are no liens or encumbrances on any of the Purchased Assets.  EXACT does not own any real property.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(b)      Except as disclosed on Schedule 6.7(b), the Purchased Assets comprise all of the intangible assets, related Supporting Materials and rights of every type and description (including all Intellectual Property Rights) with applicability in the Genzyme Core Field that are (i) owned by EXACT, (ii) licensed to EXACT with rights extending in the Genzyme Core Field, or (iii) used by EXACT.

6.8                Intellectual Property Rights.

(a)      Schedule 6.8(a)(i) identifies all Patent Rights included in the Transferred Technology that are licensed by EXACT to [********] under the [********], and EXACT has provided to Genzyme true, correct and complete copies of all amendments to the [********] as of the Effective Date.  Schedule 6.8(a)(ii) identifies all Patent Rights included in the Transferred Technology that are not licensed by EXACT to [********] pursuant to the [********].  For each Patent Right, Schedule 6.8(a)(i) and Schedule 6.8(a)(ii) identifies the country, title, patent number (if issued), application number, filing date, issue date, inventors and any continuity relationship with respect to any other Patent Right (such as continuation, continuation-in-part, divisional), and identification of those Patent Rights included in the Transferred In-Licensed Technology.  Schedule 6.8(a)(iii) identifies the Transferred In-License Agreement, including the identification and description of the applicable Transferred Technology that is the subject of such Transferred In-License Agreement, and any other contracts, agreements or understandings that EXACT has entered into with Third Parties that grant such Third Party rights with respect to, or that otherwise affect EXACT’s rights in, the Transferred Technology.  True, accurate and complete copies of all such registrations, applications, contracts, agreements or understandings (a written summary if oral), in each case, as amended, or otherwise modified and in effect, have been made available to Genzyme as well as true, accurate and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of such item.

(b)      Except as disclosed on Schedule 6.8(b)(i), EXACT is the sole owner of all rights, title and interests in and to the Transferred Technology. Except as disclosed on Schedule 6.8(b)(ii), none of the Transferred Technology is subject to any license to any Third Party.

(c)      Neither EXACT nor any of its Affiliates has granted to any Third Party any rights with respect to the Transferred Technology in the Genzyme Field.  Each of the Transferred In-License Agreement and the other contracts with Third Parties required to be disclosed on Schedule 6.8(a) represents the complete agreement and understanding between EXACT or its Affiliates and the other respective party or parties thereto relating to the Transferred Technology that is the subject of such contract.

(d)      Neither EXACT nor any of its Affiliates has received any written (or to EXACT’s knowledge, oral) charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or conflict with any Intellectual Property Rights of Third Parties (including any written (or to EXACT’s knowledge, oral) claim that

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

EXACT or any of its Affiliates must license or refrain from using any Intellectual Property Right).  Except as disclosed on Schedule 6.8(d), neither EXACT nor its Affiliates are obligated to indemnify any Person against a charge of infringement of Intellectual Property Rights with respect to use of the Transferred Technology.

(e)      Except as disclosed on Schedule 6.8(e)(i), all registered or issued Transferred Technology (as identified on Schedule 6.8(a)) is subsisting and enforceable (or, in the case of applications, is pending).  Except as disclosed on Schedule 6.8(e)(ii), EXACT has taken all steps necessary to maintain such registrations and diligently pursue the registration of such applications, including the payment when due of all maintenance fees, application and prosecution fees and annuities, the filing of all necessary renewals, statements and certifications and the timely response to all office actions, requests and other correspondence from Governmental Authorities in connection therewith.  To EXACT’s knowledge, EXACT and all individuals to whom the duty of candor and good faith applies with respect to the Transferred Technology have complied with such duty, including the duty to disclose to the United States Patent and Trademark Office all information believed to be material to the patentability of the Patent Rights included in the Transferred Technology.  Except as disclosed on Schedule 6.8(e)(ii), EXACT is not aware of any colorable grounds for invalidating any issued Patent Right within the Transferred Technology.

(f)       Except as disclosed on Schedule 6.8(f), there are no royalties or other payments payable by EXACT or its Affiliates for the use of any Transferred Technology, including pursuant to the Transferred In-License Agreement.  For each royalty disclosed on Schedule 6.8(f), such schedule sets forth the date on which such royalty will cease to be payable.

(g)      Except as disclosed on Schedule 6.8(g), all current and former employees, agents and consultants of EXACT or its Affiliates who have contributed to the development of the Transferred Technology in any way or who have had access to EXACT’s confidential and proprietary information with respect to the Transferred Technology prior to the Closing have entered into binding written agreements with EXACT whereby (i) EXACT is entitled to all ownership rights in any Transferred Technology prior to the Closing that the employee, agent or consultant may have invented, discovered, originated, made or conceived while working for EXACT or its Affiliates, and all such ownership rights are duly assigned to EXACT, and (ii) the employee, agent or consultant agrees to hold and maintain in confidence all confidential and proprietary information of EXACT.

(h)      Except as disclosed on Schedule 6.8(h), to EXACT’s knowledge, neither government funding nor government, academic or non-profit research facilities were used in the development of any Transferred Technology.  To the extent that any of the Transferred Technology arose from work funded in whole or in part by U.S. federal funding, to EXACT’s knowledge, all requirements necessary to (i) vest the entire right, title and interest in EXACT or in the licensor of such Transferred Technology and (ii)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

assign (and, as applicable, license) such Transferred Technology to Genzyme pursuant to the terms of this Agreement, have been satisfied.

6.9                Government Authorizations and Registrations.  EXACT has been duly granted all governmental authorizations and duly filed all governmental registrations under all legal requirements for the possession of the Purchased Assets and the use of those Purchased Assets as used by EXACT.  Such authorizations and registrations are valid, in good standing and in full force and effect, and there are no proceedings pending or, to the knowledge of EXACT, threatened that seek the revocation, cancellation, suspension or adverse modification to such authorizations or registrations.  EXACT is not in default or non-compliance under any such authorization or registration.

6.10              Legal Compliance.  EXACT is not in breach or violation of, or default under:

(a)      its articles of incorporation, by-laws and other organizational documents nor, to EXACT’s knowledge, is there a basis which could constitute such a breach, violation or default; or

(b)      any legal requirement that, if breached or violated, would be reasonably likely to have a Material Adverse Effect.

6.11              Contracts.

(a)      Except as disclosed on Schedule 6.11(a), EXACT is not bound by or a party to any contract, agreement or understanding relating to or affecting the Purchased Assets.

(b)      To EXACT’s knowledge, each Assigned Contract and each other contract, agreement or understanding required to be disclosed on Schedule 6.8(a)(iii) or Schedule 6.11(a) (each, a “Disclosed Contract”) is enforceable against each party to such contract, and is in full force and effect, and, subject to obtaining any necessary consents disclosed on Schedule 6.4(c), will continue to be so enforceable and in full force and effect on identical terms following the consummation of the Transactions.  Complete and correct copies of the Disclosed Contracts (including all amendments, supplements and waivers thereto) have been delivered to Genzyme.

(c)      EXACT has performed all of its obligations under each Disclosed Contract and neither EXACT nor, to EXACT’s knowledge, any other party to any Disclosed Contract, is (with or without the lapse of time or the giving of notice, or both) in breach or violation of, or default under, or has repudiated any provision of, any Disclosed Contract.  None of the other parties to the Disclosed Contracts has given any notice to or made a claim against EXACT or its Affiliates with respect to any breach or default under the Disclosed Contracts.

(d)      No officer, director, employee or consultant of EXACT, or any Affiliate of EXACT, is a party to any Disclosed Contract.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

6.12              Litigation; Governmental Orders.

(a)      Except as disclosed on Schedule 6.12(a), there is no Action to which EXACT is a party (either as plaintiff or defendant), or to which the Purchased Assets are subject, pending, or to EXACT’s knowledge, threatened, that (i) challenges the legality, validity or enforceability of the Transferred Technology or (ii) may affect EXACT’s ownership of, or interest in, any of the Purchased Assets or the use or exercise by EXACT or Genzyme of any of the Purchased Assets.  There is no Action to which EXACT is a party (either as plaintiff or defendant), or to which the Purchased Assets are subject, pending, or to EXACT’s knowledge, threatened, that in any manner challenges or seeks the rescission of, or seeks to prevent, enjoin, alter or materially delay the consummation of, or otherwise relates to, this Agreement or any of the Transactions.  There is no Action that EXACT presently intends to initiate.

(b)      No outstanding order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority or arbitrator is currently in effect or pending that is applicable to, or otherwise affects, EXACT or the Purchased Assets (including any order that restricts EXACT from transferring the Transferred Technology to Genzyme).

6.13              Insurance.  EXACT is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the business in which it engaged.  EXACT has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably likely to have a Material Adverse Effect.

6.14              No Brokers.  EXACT has no liability of any kind to, or is subject to any claim of, any broker, finder or agent in connection with any of the Transactions other than those that will be borne by EXACT, all of which have been fully disclosed to Genzyme prior to the Effective Date.  For the avoidance of doubt, any payments due to any investment bank retained by EXACT in connection with this Agreement or any of the Transactions will be the sole responsibility of EXACT.

6.15              Solvency.

(a)      EXACT is not now insolvent and will not be rendered insolvent by the Sale.  As used in this Section 6.15, “insolvent” means that the sum of the debts and other probable liabilities of EXACT exceeds the present fair saleable value of EXACT’s assets, including the Purchased Assets.

(b)      Immediately after giving effect to the consummation of the Sale: (i) EXACT will be able to pay its liabilities as they become due in the usual course of its business; (ii) EXACT will have assets (calculated at fair market value) that exceed its liabilities; (iii) EXACT will not have unreasonably small capital with which to conduct its present or proposed business; and (iv) taking into account all pending and threatened litigation,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

final judgments against EXACT in Actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, EXACT will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such Actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of EXACT.  The cash available to EXACT, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

6.16              Disclosure.  The representations and warranties contained in this Agreement and in the documents, instruments, agreements and certificates and all diligence material and information, furnished by EXACT and EXACT’s representatives to Genzyme, do not contain and will not contain any untrue statement of fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading.

Article 7   Representations and Warranties of Genzyme.

In order to induce EXACT to enter into and perform this Agreement and to consummate the Transactions, Genzyme hereby represents and warrants to EXACT as follows:

7.1                Organization.  Genzyme is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

7.2                Power and Authorization.  The execution, delivery and performance by Genzyme of this Agreement and each Ancillary Agreement and the consummation of each Transaction are within the power and authority of Genzyme and have been duly authorized by all necessary action on the part of Genzyme.  This Agreement and each Ancillary Agreement (a) has been (or, in the case of Ancillary Agreements to be entered into at or prior to the Closing, will be) duly executed and delivered by Genzyme and (b) is (or, in the case of Ancillary Agreements to be entered into at or prior to the Closing, will be) a legal, valid and binding obligation of Genzyme, enforceable against Genzyme in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.3                Authorization of Governmental Authorities.  Except for actions and filings contemplated to be made by EXACT (in which Genzyme may participate), no action by (including any authorization, consent or approval), or in respect of, or filing or declaration with, any Governmental Authority is required for, or in connection with, the valid and lawful (a) authorization, execution, delivery and performance by Genzyme of this Agreement and each Ancillary Agreement or (b) consummation of each Transaction by Genzyme.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

7.4                Noncontravention.  Neither the execution, delivery and performance by Genzyme of this Agreement or any Ancillary Agreement nor the consummation of any Transaction will:

(a)      assuming the taking of any action by (including any authorization, consent or approval) or in respect of, or any filing with, any Governmental Authority, in each case, as contemplated hereunder, violate any legal requirement applicable to Genzyme; or

(b)      result in a breach or violation of, or default under, Genzyme’s articles of incorporation, by-laws or other organizational documents.

7.5                No Brokers.  Genzyme has no liability of any kind to, or is subject to any claim of, any broker, finder or agent in connection with any of the Transactions for which EXACT will be liable.

Article 8   Covenants and Agreements.

8.1                Expenses.  Except to the extent otherwise expressly set forth in this Agreement, EXACT and Genzyme will bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, counsel and accountants.

8.2                Payment of Liabilities.  Until [********] after the Closing Date, EXACT will pay or otherwise satisfy in the ordinary course of business all of its liabilities and obligations (other than those which may be disputed in good faith and for which adequate reserves have been established).

8.3                Restrictions on EXACT Dissolution and Distributions.  Until [********] after the Closing Date, EXACT will not dissolve, or make any distribution of the Closing Payment, until after the later to occur of:

(a)      EXACT’s payment, or adequate provision for the payment, in full of all taxes resulting from or payable in connection with the rights and obligations under the Transactions; and

(b)      EXACT’s payment, or adequate provision for the payment, in full of all of the current Retained Liabilities and other current liabilities of EXACT under this Agreement.

8.4                Further Assurances.

(a)      EXACT and Genzyme will execute such deeds, bills of sale, assignments, certificates of title, agreements, documents and other instruments of transfer and conveyance and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the Transactions.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(b)      Without limiting the generality of Section 8.4(a), EXACT agrees to use commercially reasonable efforts to provide all further cooperation that Genzyme reasonably determines is necessary to accomplish the complete transfer of the Transferred Technology and Supporting Materials to Genzyme and to support Genzyme’s efforts to establish, perfect, defend or enforce Genzyme’s rights in or to the Transferred Technology, including (i) executing and delivering further assignments, consents and releases and other commercially reasonable documentation, (ii) providing good faith testimony by affidavit, declaration, deposition, in-person or other means and (iii) assisting Genzyme with filing and prosecution of patents and patent applications, interferences, oppositions, other regulatory proceedings and litigation.  EXACT will use commercially reasonable efforts to obtain the cooperation of the individual inventors of any inventions disclosed in the Patent Rights included in the Transferred Technology, including (A) obtaining signatures of such inventors on any patent applications or other documentation reasonably necessary to obtain patent protection for such inventions and (B) procuring (at Genzyme’s expense) such inventors’ good faith testimony by affidavit, declaration, deposition in-person or other means in support of Genzyme’s efforts in establishing, perfecting, defending or enforcing Patent Rights included in the Transferred Technology.  To the extent EXACT cannot transfer and assign the Transferred Technology, or any portion thereof, as of the Closing Date, then EXACT will transfer and assign such Transferred Technology to Genzyme at its first opportunity to do so and pending such transfer and assignment such Transferred Technology will be deemed to be licensed to Genzyme to the same extent as EXACT Licensed Improvements are licensed to Genzyme pursuant to Section 3.2(a), provided, however that such license will be irrevocable.  To the extent Genzyme believes further documentation of the transfer or assignment of the Patent Rights listed on Schedule 6.8(a)(i) and Schedule 6.8(a)(ii) is required and EXACT has not, within 15 business days of being requested to do so in a writing sent to the address for notices set forth in Section 16.1 (or such other address provided in accordance with Section 16.1), executed and returned to Genzyme the form of assignment reasonably requested by Genzyme, then EXACT hereby irrevocably appoints Genzyme as its attorney in fact with the right, authority and ability to execute and enter into such assignment on behalf of EXACT.  EXACT stipulates and agrees that such appointment is a right coupled with an interest and will survive the unavailability of EXACT at any future time.  To the extent Genzyme believes further documentation of the transfer or assignment of any Transferred Technology other than the Patent Rights listed on Schedule 6.8(a)(i) and Schedule 6.8(a)(ii) is required, Genzyme will send to the address for notices set forth in Section 16.1 (or such other address provided in accordance with Section 16.1), a request setting forth in reasonable detail the basis for Genzyme’s belief and a description of such technology.  EXACT will, within 10 business days of receipt of such request, either execute and return to Genzyme the form of assignment reasonably requested by Genzyme or respond to Genzyme in writing indicating that EXACT does not, in good faith, believe that such form of assignment is consistent with this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(c)      EXACT will use commercially reasonable efforts, both before and, to the extent applicable, after the Closing, to obtain the consents identified in Schedule 6.4(c).  Nothing in this Agreement will require Genzyme to sell, hold separate, license or otherwise dispose of or conduct its business in a specified manner, or agree to sell, hold separate, license or otherwise dispose of or conduct its business in a specified manner, or permit the sale, holding separate, licensing or other disposition of, any assets of Genzyme, whether as a condition to obtaining any approval from a Governmental Authority or any other Person or for any other reason.  EXACT will further use commercially reasonable efforts to notify each Person subject to a confidentiality agreement that is included in the Purchased Assets that Genzyme has become the beneficiary of such agreement as of the Closing.

(d)      Without limiting the generality of Section 8.4(a), EXACT will use commercially reasonable efforts to take all actions reasonably requested by Genzyme to transfer all the Know-How included in the Transferred Technology to Genzyme on or as promptly as possible following the Closing Date and, in any event, within 90 days of the Closing Date.  Among other things, EXACT will deliver to Genzyme copies of Know-How embodied in documentation or other tangible medium, and, on a reasonable number of occasions during the 12 months following the Closing Date, technically qualified personnel employed or engaged by EXACT will meet or participate in telephone conference calls with representatives of Genzyme to transfer knowledge necessary to fully transfer to Genzyme all the Know-How included in the Transferred Technology that is not embodied in a tangible medium.

(e)      Effective at the time of, and contingent upon the occurrence of, the Closing, EXACT hereby releases, discharges and covenants not to assert against Genzyme or Genzyme’s Affiliates, current licensees or representatives, all claims, causes and rights of action, whether now existing or hereinafter arising and whether known or unknown, arising from any use or exploitation of the Retained Patent Rights (but not with respect to licensees) or the Transferred Technology in the Genzyme Field prior to the Closing Date; provided, however, that EXACT does not release or covenant not to assert any claim, cause or right of action arising under this Agreement, the APC/p53 License, the Transferred In-License Agreement or any other Ancillary Agreement.  The foregoing release is subject to EXACT’s obligations under [********].

Article 9   Conditions Precedent to the Obligations of Genzyme to Consummate the Sale.

The obligations of Genzyme to consummate the Transactions are subject to the fulfillment of the following conditions, any one or more of which may be waived by Genzyme:

9.1                Representations and Warranties.  The representations and warranties made by EXACT in this Agreement will have been accurate as of the Effective Date and will be accurate as of the Closing Date as if made on and as of the Closing Date.  EXACT will have delivered to Genzyme a certificate signed by an authorized officer of EXACT, dated as of the Closing Date, to the foregoing effect.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

9.2                Corporate Certificates.  EXACT will have delivered a copy of (a) the certificate of incorporation of EXACT, as in effect on the Closing Date, certified by the Delaware Secretary of State and (b) a certificate, as of the most recent practicable date, of the Delaware Secretary of State as to EXACT’s corporate good standing.

9.3                Secretary’s Certificate.  EXACT will have delivered a certificate of the Secretary of EXACT, dated as of the Closing Date, certifying as to (a) the incumbency of officers of EXACT executing documents executed and delivered in connection herewith, (b) a copy of the by-laws of EXACT, as in effect on the Closing Date, and (c) a copy of the resolutions of the Board of Directors of EXACT authorizing and approving the Transactions.

9.4                Concurrent Transactions.  The transactions contemplated by the Common Stock Subscription Agreement, the APC/p53 License Amendment, and the JHU-EXACT License Amendment will have been consummated on or before the Closing Date.

9.5                Consents.  EXACT will have obtained the waivers or consents, which will remain in full force and effect, required to be disclosed on Schedule 6.4(c), such that the terms of any applicable agreements or arrangements are unchanged by this Agreement and the Sale.

9.6                Opinion of Counsel to EXACT.  Genzyme will have received the favorable opinion, dated as of the Closing Date, of special Delaware counsel to EXACT that: (a) no vote of the stockholders of EXACT is required under Section 271 of the Delaware General Corporation Law to approve the Transactions, and (b) this Agreement has been duly authorized, executed and delivered by EXACT, and EXACT has the corporate power to execute and deliver this Agreement and perform its obligations under this Agreement.

Article 10  Condition Precedent to the Obligation of EXACT to Consummate the Sale.

The obligations of EXACT to consummate the Transactions are subject to the fulfillment of the following conditions, any one or more of which may be waived by EXACT:

10.1              Representations and Warranties.  The representations and warranties made by Genzyme in this Agreement will have been accurate as of the Effective Date and will be accurate as of the Closing Date as if made on and as of the Closing Date.  Genzyme will have delivered to EXACT a certificate signed by an authorized officer of Genzyme, dated as of the Closing Date, to the foregoing effect.

10.2              Secretary’s Certificate.  Genzyme will have delivered a certificate of the Secretary or Assistant Secretary of Genzyme, dated as of the Closing Date, certifying as to (a) the incumbency of officers of Genzyme executing documents executed and delivered in connection herewith, (b) a copy of the by-laws of Genzyme, as in effect on the Closing Date, and (c) a copy of the resolutions of the Board of Directors of Genzyme authorizing and approving the Transactions.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

10.3              Concurrent Transactions.  The transactions contemplated by the Common Stock Subscription Agreement, the APC/p53 License Amendment, and the JHU-EXACT License Amendment will have been consummated on or before the Closing Date.

Article 11   Payment.

11.1              Royalty for Licenses under Transferred Technology and Retained Patent Rights Outside Genzyme Core Field.

(a)      From the Closing Date until the date of expiration of the last to expire Patent Rights included within the Transferred Technology (the “Royalty Period”), Genzyme will pay to EXACT, on a calendar quarterly basis, [********] of any cash Genzyme receives by way of licensee fee or other upfront consideration, milestone payments or royalty payments, after deducting any payments by Genzyme to a Third Party with respect thereto, from a Third Party in consideration for granting such Third Party a license or sublicense under the Transferred Technology or Retained Patent Rights (including, for clarity, the Transferred In-Licensed Technology) in any field other than the EXACT Field or Genzyme Core Field (the “Royalty”).

(b)      During the Royalty Period, Genzyme will use commercially reasonably efforts, consistent with its current business practices regarding out-licensing of Intellectual Property Rights, to seek to grant a license to one or more Third Parties with respect to the Transferred Technology outside of the Genzyme Core Field and EXACT Field.  GENZYME MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY LICENSE ANY OF THE TRANSFERRED TECHNOLOGY OR RETAINED PATENT RIGHTS TO THIRD PARTIES OUTSIDE OF THE GENZYME CORE FIELD AND EXACT FIELD OR THAT ANY SUCH LICENSE TO A THIRD PARTY WILL RESULT IN ANY PARTICULAR AMOUNT OF INCOME.

(c)      Other than the Consideration (which includes the obligation to pay the Royalty during the Royalty Period), Genzyme has no obligation to make any royalty or other payment to EXACT with respect to Genzyme’s acquisition or licensing of any of the Transferred Technology or Retained Patent Rights.  For the avoidance of doubt, no royalty payment is payable by Genzyme under this Section 11.1 with respect to (i) licensing or sublicensing of Transferred Technology or Retained Patent Rights by Genzyme in the Genzyme Core Field, or (ii) sublicensing of EXACT Licensed Improvements or Optioned Technology by Genzyme in the Genzyme Field.

(d)      Within 60 days after the end of each calendar quarter (March 31st, June 30th, September 30th and December 31st) during the Royalty Period, Genzyme will deliver to EXACT a report setting forth for such quarter in reasonable detail the net income Genzyme received from Third Parties with respect to licenses or sublicenses to the Transferred Technology or Retained Patent Rights in any field other than the EXACT Field or Genzyme Core Field, and the resulting Royalty due to EXACT pursuant to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

Section 11.1(a).  Genzyme will remit to EXACT the total Royalty due for such calendar quarter at the time such report is made.

11.2              Payment for Optioned Technology In-Licensed From a Third Party.

(a)      If any Optioned Technology is in-licensed by EXACT from a Third Party, during such time as the license from EXACT to Genzyme pursuant to Section 3.3(c) is in effect and such Third Party license to EXACT is in effect, Genzyme will [********] EXACT’s granting to Genzyme a sublicense under such Optioned Technology in the Genzyme Core Field pursuant to Section 3.3(c) (the “Genzyme Third Party Payment”); provided, however, that Genzyme will pay no more than [********].  For clarity, EXACT and not Genzyme will be solely responsible for [********].

(b)      Other than the Genzyme Third Party Payment, Genzyme has no obligation to make any royalty or other payment to EXACT with respect to the license provided to Genzyme pursuant to Section 3.3(c).

(c)      If a Genzyme Third Party Payment is payable by Genzyme pursuant to Section 11.2(a), then within [********] after Genzyme’s delivery of the applicable Option Exercise Notice, the parties will agree in good faith in writing to commercially reasonable reporting obligations and payment schedules with respect to such Genzyme Third Party Payment and Genzyme will agree to comply with the terms of the particular in-license agreement applicable to Genzyme as a sublicensee thereunder (with the understanding that the parties will agree on the timing of the Genzyme Third Party Payment so that EXACT will receive the Genzyme Third Party Payment from Genzyme before EXACT is required to pay the applicable Third Party).

11.3              Payment Provisions Generally.  All amounts payable and calculations under this Article 11 or Article 12 will be in United States dollars, payable by wire transfer to the bank account designated below or such other bank account designated in writing by the party to whom such payment is due.  If a party fails to make any payment due under this Article 11 or Article 12 within 30 days after the relevant due date, interest will accrue at the annual rate of the sum of [********], the interest being compounded on the last day of each calendar quarter, provided, however, that in no event will the annual interest rate exceed the maximum legal interest rate for corporations.

(a)

Wire Instructions for Genzyme Corporation:

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(b)

Wire Instructions for EXACT Sciences Corporation:

[********]

11.4              Maintenance of Records; Audit.  Each party will keep books and accounts of record in connection with payments due pursuant to this Article 11 or Article 12 in sufficient detail to permit accurate determination of all figures necessary for verification of such payments.  Each party will maintain such records for a period of at least 3 years after the end of the calendar year in which they were generated.  No more frequently than 2 times during any calendar year, each party will have the right, upon 10 days’ advance notice, to conduct or have its agent conduct an audit of such records of the other party, during the other party’s normal business hours and in a manner as not to unreasonably interfere with the other party’s normal business activities.  If such audit is conducted by a party’s agent, such agent will execute and deliver to the party subject to the audit a confidentiality agreement reasonably acceptable to such party.  During any such audit, the audited party will (a) supply the auditing party or its agent with all the relevant records in the audited party’s possession or under its control that the auditing party or its agent may reasonably request and (b) instruct its employees to cooperate with the review and answer fully all relevant inquiries from the auditing party or its agent.  The auditing party will bear the fees and expenses of such audit, provided that if the audit reveals underpayment by the audited party by at least 5%, such costs will be borne by the audited party.  Any payment discrepancy identified as a result of an audit under this Section 11.4 will promptly be corrected by a payment or refund, as appropriate.

Article 12   Intellectual Property Matters.

12.1              Ownership.

(a)      Subject to the rights granted to EXACT pursuant to this Agreement, as between Genzyme and EXACT, Genzyme will retain ownership of all rights, title and interests in and to all Transferred Technology and Genzyme Licensed Improvements.

(b)      Subject to the rights granted to Genzyme pursuant to this Agreement, as between EXACT and Genzyme, EXACT will retain ownership of all rights, title and interests in and to all EXACT Licensed Improvements, Additional EXACT Technology (including Optioned Technology) and Retained Patent Rights.

(c)      Inventorship and authorship for all Know-How, Patent Rights and Copyrights that are discovered, conceived, created, made or invented will be determined in accordance

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

with the applicable United States rules, guidelines and laws of inventorship and authorship.  With respect to Know-How and Copyrights discovered, conceived, created, made or invented (as applicable) jointly by the parties [********], each party hereby assigns to the other party a joint interest in such joint Know-How and Copyrights.

(d)      All Joint Collaboration Technology will be jointly owned by Genzyme and EXACT.  Subject to the terms and conditions of this Agreement (including the licenses granted herein), each party will have the right to practice and license the Joint Collaboration Technology in its respective field (i.e., the EXACT Field or Genzyme Field, as applicable) without the consent of the other party (where consent is required by law, such consent is deemed hereby granted) and without a duty of accounting to the other party, and each party will confirm the foregoing in writing at the other party’s reasonable request.

12.2              Filing, Prosecution and Maintenance of Patent Rights.

(a)      Primary Patent Rights.  The rights and obligations under this Section 12.2(a) will be subject to the rights of JHU under the Transferred In-License Agreement, for Patent Rights included within the Transferred In-Licensed Technology.  From and after Closing, Genzyme, through counsel of its choosing and [********], will be responsible for and have control over obtaining, prosecuting (including any interferences, reissue proceedings, re-examinations and oppositions), and maintaining the Primary Patent Rights, and EXACT will cooperate with Genzyme in regard thereto.  Genzyme will keep EXACT informed regarding the prosecution and maintenance of the Primary Patent Rights as applicable to the EXACT Field and give EXACT a reasonable opportunity to provide timely comments for Genzyme’s consideration on draft filings and correspondence relating to such prosecution or maintenance; provided that Genzyme will make all final prosecution strategy decisions in its sole discretion after taking into account in good faith EXACT’s comments thereon with respect to the EXACT Field.  If Genzyme decides to discontinue the preparation, filing, prosecution or maintenance of any Primary Patent Right with applicability in the EXACT Field, Genzyme will notify EXACT at least 60 days prior to any deadline that, if missed, would materially prejudice the applicable Primary Patent Right.  Upon receipt of such notice, EXACT will have the right to prepare, file, prosecute and maintain such Primary Patent Right [********], and Genzyme will cooperate with EXACT with respect thereto.  In such event Genzyme will assign such Primary Patent Right to EXACT; provided that Genzyme may regain its rights under such Primary Patent Right in the Genzyme Field if Genzyme provides notice to EXACT of its desire to regain such rights, EXACT has not granted conflicting rights to any Third Party and Genzyme reimburses EXACT for [********] of EXACT’s out-of-pocket costs and expenses in connection with the preparation, filing, prosecution and maintenance of such Primary Patent Right (including reasonable attorneys’ fees).

(b)      Joint Patent Rights and Secondary Patent Rights.  Genzyme will have primary responsibility for the preparation, filing, prosecution and maintenance of the Joint

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

Patent Rights (in both Genzyme’s and EXACT’s name) and Secondary Patent Rights (in Genzyme’s name), using patent counsel mutually agreed by the parties.  EXACT will use commercially reasonable efforts to assist Genzyme in the preparation, filing, prosecution, and maintenance of such Joint Patent Rights and Secondary Patent Rights.  Genzyme will consult with and keep EXACT informed of important issues relating to the preparation, filing, prosecution and maintenance of the Joint Patent Rights and Secondary Patent Rights and will furnish EXACT with copies of documents relevant to such preparation, filing, prosecution or maintenance in sufficient time prior to filing such document or making any payment due thereunder to allow for review and comment by EXACT and, to the extent possible in the reasonable exercise of its discretion after taking into account in good faith EXACT’s comments with respect to the EXACT Field, Genzyme will incorporate all such comments.  EXACT will reimburse Genzyme for [********] of Genzyme’s costs and expenses in connection with the preparation, filing, prosecution and maintenance of Joint Patent Rights (including reasonable attorneys’ fees).  [********] will be [********] responsible for the costs and expenses in connection with the preparation, filing, prosecution and maintenance of Secondary Patent Rights.  Neither party will make any statements or omissions or take any other action during prosecution or enforcement of any Joint Patent Right or Secondary Patent Right that admits or concedes that any of the Joint Patent Rights or Secondary Patent Rights is invalid or unenforceable, that adversely affects or limits the scope of any claims in any such Joint Patent Right or Secondary Patent Right, or that adversely affects the other party’s rights in Joint Patent Rights or Secondary Patent Rights under this Agreement in any way, without the prior written consent of the other party.  If Genzyme decides to discontinue the preparation, filing, prosecution or maintenance of any Joint Patent Right or Secondary Patent Right, Genzyme will notify EXACT at least 60 days prior to any deadline that, if missed, would materially prejudice the applicable Joint Patent Right or Secondary Patent Right.  Upon receipt of such notice, EXACT will have the right to assume primary responsibility for preparing, filing, prosecuting and maintaining such Joint Patent Right or Secondary Patent Right, as applicable, [********], and Genzyme will cooperate with EXACT with respect thereto.  In such event Genzyme will assign such Joint Patent Right or Secondary Patent Right to EXACT; provided that Genzyme may regain its rights under such Joint Patent Right and such Secondary Patent Right in the Genzyme Field if Genzyme provides notice to EXACT of its desire to regain such rights, EXACT has not granted conflicting rights to any Third Party and Genzyme reimburses EXACT for, as applicable, (i) [********] of EXACT’s out-of-pocket costs and expenses in connection with the preparation, filing, prosecution and maintenance of such Joint Patent Right (including reasonable attorneys’ fees) or (ii) [********] of EXACT’s out-of-pocket costs and expenses in connection with the preparation, filing, prosecution and maintenance of such Secondary Patent Right (including reasonable attorneys’ fees).  If (A) EXACT, upon 30 days’ prior written notice to Genzyme, elects not to pay its [********] share for any Joint Patent Right or (B) EXACT otherwise fails to pay its [********] share for any Joint Patent Right and Genzyme delivers 30 days’ prior written notice to EXACT, EXACT will assign such Joint Patent Right to Genzyme; provided that EXACT will remain responsible for its [********] share of

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

costs and expenses incurred by Genzyme prior to the expiration of the 30 day notice period as provided in part (A) or (B) above, as applicable; and provided further that EXACT may regain its rights under such Joint Patent Right in the EXACT Field if EXACT provides notice to Genzyme of its desire to regain such rights, Genzyme has not granted conflicting rights to any Third Party and EXACT reimburses Genzyme for [********] of Genzyme’s out-of-pocket costs and expenses in connection with the preparation, filing, prosecution and maintenance of such Joint Patent Right (including reasonable attorneys’ fees).

(c)      Other Technology.  Each party, through counsel of its choosing and [********], will be responsible for and have control over obtaining, prosecuting (including any interferences, reissue proceedings, re-examinations and oppositions) and maintaining its respective Patent Rights that are included within the Genzyme Licensed Improvements (in the case of Genzyme) or the EXACT Licensed Improvements, Retained Patent Rights and Optioned Technology (in the case of EXACT), and the other party will cooperate with the responsible party in regard thereto.  Each party will keep the other party informed regarding the prosecution and maintenance of such Patent Rights as applicable to the other party’s exclusive field under this Agreement and give the other party a reasonable opportunity to provide timely comments for such party’s consideration on draft filings and correspondence relating to such prosecution or maintenance; provided that the responsible party will make all prosecution strategy decisions in its sole discretion after taking into account in good faith the comments of the other party with respect to such other party’s exclusive field under this Agreement.

(d)      Certain Additional Patent Rights.  With respect to any Patent Right exclusively licensed to EXACT in the EXACT Field or to Genzyme in the Genzyme Field or Genzyme Core Field (as applicable) hereunder, with a specification that could support a claim with applicability in such field, the following will apply: to the extent practicable, upon a licensee party’s request (the “Requesting Party”), the party controlling the prosecution of such Patent Right pursuant to Section 12.2(a), 12.2(b) or 12.2(c) will file a continuation of such patent application with applicability solely in the exclusive license field of the Requesting Party [********], at which point the provisions of Section 12.2(c) will apply as if such continuation were, in the case of Genzyme as the Requesting Party, a Genzyme Licensed Improvement (e.g., Genzyme will have the right to control the prosecution and maintenance of such continuation and EXACT will cooperate with regard thereto) or, in the case of EXACT as the Requesting Party, an EXACT Licensed Improvement (e.g., EXACT will have the right to control the prosecution and maintenance of such continuation and Genzyme will cooperate with regard thereto), as applicable; provided that the Requesting Party in prosecuting such continuation will do so in the other party’s name.

(e)      Cooperation.  Each party hereby agrees:  (i) to make its employees, agents and consultants reasonably available to the other party (or to the other party’s authorized attorneys, agents or representatives) to the extent reasonably necessary to enable such party to undertake prosecution of Patent Rights as contemplated by this Agreement; (ii)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

to cooperate, if necessary and appropriate, with the other party in gaining patent term extensions wherever applicable to Patent Rights that are subject to this Agreement; and (iii) to use its commercially reasonable and diligent efforts to minimize or avoid interference with the prosecution and maintenance of the other party’s Patent Rights that are subject to this Agreement.  As part of the prosecution of any Primary Patent Right or Secondary Patent Right, if a priority claim is made after the Effective Date that would make such Patent Right a member of the other group (i.e., a Primary Patent Right would also be a Secondary Patent Right, or vice-versa), the treatment of such Patent Right as a Primary Patent Right or Secondary Patent Right hereunder will not change from its original designation.

(f)       Expense Reports.  From time to time, [********] will deliver to [********] a report setting forth in reasonable detail and providing reasonable documentation of the costs and expenses in connection with the preparation, filing, prosecution and maintenance of [********] and the reimbursement amount due from [********] pursuant to this Section 12.2.  [********] will remit to [********] the total reimbursement amount that is not the subject of a good faith dispute within 45 days after receipt of an invoice from [********].

12.3              Enforcement.

(a)      Notification.  EXACT will promptly report in writing to Genzyme any known or suspected Third Party infringement, unauthorized use or misappropriation of any Technology in any field and will provide Genzyme with any available evidence in its possession supporting such infringement, unauthorized use or misappropriation.  During the [********] (as defined in the [********]), Genzyme will promptly report in writing to EXACT any known or suspected Third Party infringement, unauthorized use or misappropriation of any Technology in the EXACT Field (or, with respect to the Optioned Technology or Retained Patent Rights, in any field other than the Genzyme Core Field) and will provide EXACT with any available evidence in its possession supporting such infringement, unauthorized use or misappropriation.  From and after the termination of the [********], Genzyme will promptly report in writing to EXACT any known or suspected Third Party infringement, unauthorized use or misappropriation of any Technology in any field and will provide EXACT with any available evidence in its possession supporting such infringement, unauthorized use or misappropriation. EXACT will notify Genzyme prior to delivering to [********] any notice of alleged infringement or misappropriation of any [********].

(b)      Enforcement of Technology.

(i)       Genzyme will have the [********], to take any reasonable measures Genzyme deems appropriate to stop activities infringing the Primary Intellectual Property Rights or Genzyme Licensed Improvements or the use without proper authorization of any Primary Intellectual Property Rights or Genzyme Licensed Improvements.  Except as provided in Section 12.3(b)(ii) (with respect to enforcement in the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

EXACT Field), EXACT will have no right to take any measures to stop any infringement or unauthorized use of the Primary Intellectual Property Rights or Genzyme Licensed Improvements (including initiating any Actions or delivering any form of notification or warning to Third Parties).

(ii)      Promptly after either party’s becoming aware of alleged infringement or misappropriation of the Primary Intellectual Property Rights or Genzyme Licensed Improvements in the EXACT Field, the parties will meet in good faith to discuss enforcement strategies.  After such consultation with EXACT, Genzyme will determine, in its commercially reasonable discretion, how to proceed with respect to such alleged infringement or misappropriation at such time; provided that (I) Genzyme is under no obligation to terminate such infringement or misappropriation and (II) Genzyme’s actions will be subject to the rights of JHU under the Transferred In-License Agreement.  If Genzyme does not commence actions reasonably designed to abate the infringement or misappropriation within [********] of either party notifying the other of such infringement or misappropriation, then, subject to the rights of JHU under the Transferred In-License Agreement, EXACT may assume sole responsibility, [********], to take any reasonable measures EXACT deems appropriate to stop the alleged infringement or misappropriation in the EXACT Field, provided, however, that EXACT will coordinate and consult with Genzyme regarding such measures and, if requested by Genzyme, will not take any measures that will materially adversely affect Genzyme’s rights in the Primary Intellectual Property Rights or Genzyme Licensed Improvements in each case in the Genzyme Field if such measures are not reasonably required to protect EXACT’s business in the EXACT Field, with the understanding that assertions of invalidity or unenforceability will not be sufficient reasons to prevent EXACT from enforcing.  Notwithstanding the foregoing in Sections 12.3(b)(i) and 12.3(b)(ii), if EXACT is required to enforce any [********].  In such event, EXACT will keep Genzyme fully informed at all times with respect to all aspects of the enforcement of the [********] and will take all actions in connection with such enforcement [********], consistent with EXACT’s obligations under [********].  If EXACT does not so enforce, [********] may have the right to enforce certain [********] during the [********] to the extent permitted by [********].  In any event, [********] will not [********] with respect to [********].

(iii)     As between the parties, each party will have the sole and exclusive right (but not the obligation) to assume sole responsibility, [********], to take any reasonable measures such party deems appropriate to stop activities infringing any Secondary Patent Rights and other Transferred Technology not including the Primary Intellectual Property Rights, EXACT Licensed Improvements, Optioned Technology, Joint Collaboration Technology or Retained Patent Rights or the use without proper authorization of any Secondary Patent Rights and other

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

Transferred Technology not including the Primary Intellectual Property Rights, EXACT Licensed Improvements, Optioned Technology, Joint Collaboration Technology or Retained Patent Rights, in each case in such party’s exclusive field applicable to the Intellectual Property Rights at issue (e.g., for Genzyme and Secondary Patent Rights and other Transferred Technology not including the Primary Intellectual Property Rights, in the Genzyme Field, and for EXACT and Secondary Patent Rights and other Transferred Technology not including the Primary Intellectual Property Rights, in the EXACT Field; or for Genzyme and Optioned Technology, in the Genzyme Core Field, and for EXACT and Optioned Technology, in all other fields; or for Genzyme and EXACT Licensed Improvements, in the Genzyme Field, and for EXACT and EXACT Licensed Improvements, in the EXACT Field; or for Genzyme and Retained Patent Rights, in the Genzyme Core Field, and for EXACT and Retained Patent Rights in all other fields).  Neither party will have any right to take any measures to stop any infringement or unauthorized use of any Secondary Patent Rights and other Transferred Technology not including the Primary Intellectual Property Rights, EXACT Licensed Improvements, Optioned Technology, Joint Collaboration Technology or Retained Patent Rights outside its exclusive field (by ownership or license) (including initiating any Actions or delivering any form of notification or warning to Third Parties) without the prior written consent of the other party.

(iv)     If either party desires to initiate any Action as contemplated by Section 12.3(b)(iii), the parties will meet in good faith to discuss enforcement strategies.  After such consultation, the enforcing party will determine, in its commercially reasonable discretion, how to proceed with respect to such alleged infringement or misappropriation at such time; provided that (A) such enforcing party is under no obligation to terminate such infringement or misappropriation, and (B) such enforcing party will keep the other party reasonably informed and will coordinate and consult with the other party regarding such measures.

(c)      Cooperation.  In the event either party brings an enforcement Action pursuant to Section 12.3(b), the other party will cooperate reasonably at [********], including being joined as a party-plaintiff, providing good faith testimony and executing all documents necessary for a party to initiate an Action and to prosecute and maintain such Action.  The non-litigating party will have the right, [********], to retain its own counsel to monitor such litigation.

(d)      Recoveries.  If a party obtains from a Third Party infringer, in connection with an Action brought pursuant to Section 12.3(b), any damages, license fees, royalties or other compensation (including any amount received in settlement of such Action), then any amounts recovered will first be applied to the reimbursement of both parties’ reasonable out-of-pocket costs, expenses and legal fees, including amounts one party has reimbursed to the other.  The remaining balance will be allocated [********].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

12.4              Claimed Infringement of Third Party Intellectual Property Rights.

(a)      Notice.  In the event that a Third Party at any time provides written notice of a claim to, or brings an Action against, either party or any of such party’s respective Affiliates or licensees, claiming infringement of its Patent Rights or unauthorized use or misappropriation of its Know-How, based upon use of Technology (“Infringement Claim”), such party will promptly notify the other party of the Infringement Claim or the commencement of such Action, enclosing a copy of the Infringement Claim and all papers served.  Each party agrees to make reasonably available to the other party its advice and counsel regarding the technical merits of any such claim and to offer reasonable assistance to the other party.

(b)      Defense of Infringement Claims.

(i)       As between Genzyme and EXACT, Genzyme will have the sole and exclusive right, but not the obligation, to control the defense of any Infringement Claim brought against Genzyme or any of its Affiliates or licensees arising out of (A) the use of Optioned Technology in the Genzyme Core Field or (B) the use of all Technology other than the Optioned Technology in the Genzyme Field.  As between Genzyme and EXACT, EXACT will have the sole and exclusive right, but not the obligation, to control the defense of any Infringement Claim brought against EXACT or any of its licensees arising out of the use of Technology in the EXACT Field or the use of Optioned Technology in any field other than the Genzyme Core Field.  Neither party will settle any such Action in a manner that (I) admits the invalidity or unenforceability of any Technology or that any use of the Technology in the other party’s field of exclusivity infringes or misappropriates a Third Party’s Intellectual Property Rights or (II) agrees to any injunction or other equitable remedy binding the other party without obtaining the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.  In addition, if applicable, prior to the initiation of an Infringement Claim, either party has the right, but not the obligation, to bring a declaratory judgment action relating to any Patent Right that a Third Party has alleged is infringed by use of the Technology in such party’s exclusive field; provided, however, no party will bring such declaratory judgment action without first consulting with the other party.

(ii)      The party controlling the defense of an Infringement Claim or bringing such declaratory judgment action will have the sole and exclusive right to select counsel for any Infringement Claim.  The party controlling the defense of an Infringement Claim or bringing such declaratory judgment action will keep the other party informed, and will from time to time consult with the other party regarding the status of any such Action and will upon request provide the other party with copies of all documents filed in, and all written communications relating to, any suit brought in connection with such Action.  The other party will also have the right to participate and be represented in any such Action, [********].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(c)      Other Infringement Resolutions; Declaratory Judgment Actions.  In the event of a dispute or potential dispute that has not ripened into a demand or Action of the types described in Section 12.3 and Section 12.4 (e.g., actions seeking declaratory judgments and revocation proceedings), the same principles governing control of the resolution of the dispute, consent to settlements of the dispute and implementation of the settlement of the dispute will apply.  Each party will immediately notify the other party of any declaratory judgment action filed by a Third Party claiming that a Patent Right included within the Technology is invalid or that infringement of such Patent Right will not arise from the development, manufacture, use or sale of any product by a Third Party.  The provisions of Section 12.3 will thereafter apply as if such Third Party were an infringer or suspected infringer.

12.5              Prosecution and Enforcement of Other Intellectual Property Rights.  Other than as provided in this Article 12, each party will be solely responsible for prosecuting, maintaining and enforcing its Patent Rights and other Intellectual Property Rights, at its sole discretion [********].

12.6              Cross License Agreement.  Notwithstanding anything to the contrary in the Cross License Agreement, the parties agree that after the Closing Date, (a) Sections 5.4 and 5.7 of the Cross License Agreement will not apply to any EXACT Patent Rights (as defined in the Cross License Agreement) that are included in the Technology, and this Article 12 will govern the rights and obligations of EXACT and Genzyme with respect to the prosecution and enforcement of such EXACT Patent Rights and (b) to the extent that EXACT is obligated to license EXACT Patent Rights included in the Transferred Technology to Genzyme under the Cross License Agreement outside of the EXACT Field, such field scope is no longer licensed by EXACT to Genzyme thereunder but rather retained by Genzyme as the owner of such EXACT Patent Rights.

12.7              Termination of Rights and Obligations Under Article 12.  If either party terminates a license granted under this Agreement pursuant to Section 3.7, then the terminating party will cease to have any obligations under this Article 12, and the other party will cease to have any rights under this Article 12, with respect to the Intellectual Property Rights that were the subject of such terminated license.

Article 13   Confidentiality.

13.1              Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed by Genzyme and EXACT in writing, each party (the “Receiving Party”) receiving any Confidential Information of the other party (the “Disclosing Party”) will keep such Confidential Information confidential and will not publish or otherwise disclose or use such Confidential Information for any purpose other than as provided for in this Agreement (including pursuant to licenses granted under Article 3).  The information included within the Purchased Assets and Transferred Technology will be considered after the Closing Date the Confidential Information of Genzyme for the purposes of this Agreement and Genzyme will be considered the Disclosing Party with respect thereto.  Notwithstanding the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

foregoing, the Receiving Party will not have any obligation under this Section 13.1 with respect to Confidential Information that the Receiving Party can establish:

(a)      was already known by the Receiving Party (other than under an obligation of confidentiality) at the time of disclosure by the Disclosing Party, and such Receiving Party has contemporaneous documentary evidence to that effect (provided that this exception will not relieve EXACT of its confidentiality obligations with respect to the Purchased Assets and Transferred Technology);

(b)      was available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)      became available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of the Receiving Party in breach of a confidentiality obligation to the Disclosing Party;

(d)      was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

(e)      was independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other party, and the Receiving Party has contemporaneous documentary evidence to that effect.

13.2              Permitted Disclosure.  The Receiving Party may disclose the Disclosing Party’s Confidential Information only to (a) those of its and its Affiliates’ directors, officers, employees, agents, consultants and advisors (collectively, “Representatives”) who have a need to know such Confidential Information for purposes of performing the Receiving Party’s obligations or exercising the Receiving Party’s rights under this Agreement (a “Need-to-Know”) and (b) those of its potential and actual licensees, sublicensees, acquirers, lenders and investors who have a Need-to-Know or other legitimate business purpose, provided, however, that each Person to whom the Disclosing Party’s Confidential Information is disclosed is under restrictions at least as stringent with respect to the use and disclosure of such Confidential Information as set forth in this Agreement (or, if such confidentiality obligations were in place prior to the Effective Date, on the terms of such obligations).  Each party will be liable for the breach of this Agreement by any of its Representatives or its licensees or sublicensees.

13.3              Required Disclosure.  Notwithstanding any provision of this Article 13 to the contrary, in the event that disclosure of the Disclosing Party’s Confidential Information is reasonably necessary to prosecute or defend any Action or to make filings or submissions to, or correspond with, any Governmental Authority or to comply with applicable law (including the rules of and regulation of the Securities and Exchange Commission), the Receiving Party may make such disclosure.  In such event however, (a) the Receiving Party will (i) give reasonable advance notice of such disclosure to the Disclosing Party,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(ii) provide reasonable assistance to the Disclosing Party in seeking a protective order or other similar order preventing or limiting the proposed disclosure, (iii) take all reasonable measures to ensure confidential treatment of such Confidential Information and (iv) consult with the Disclosing Party with regard to the disclosure (including consultation with regard to the creation of a redacted version of such Confidential Information) and (b) the Receiving Party will disclose such Confidential Information only to the extent required by the protective order or other similar order, if such an order is obtained, and, if no such order is obtained, the Receiving Party will disclose only the minimum amount of such Confidential Information required to be disclosed in order to comply with applicable law.  Any Confidential Information so disclosed will continue to be Confidential Information for all purposes under this Agreement.

13.4              Public Statements.  The existence and terms of this Agreement will be considered the Confidential Information of both parties.  Neither party will make public statements regarding the existence, terms, or content of this Agreement without the prior written consent of the other party, other than as required by law or the applicable rules of a stock exchange.  After the Effective Date, the parties may release a mutual announcement regarding the signing of this Agreement in a form approved by both parties in advance in writing, such approval not to be unreasonably withheld or delayed.

13.5              Mutual Non-Disclosure Agreement.  All information disclosed pursuant to the Mutual Non-Disclosure Agreement between the parties dated as of April 9, 2008 will remain Confidential Information under this Agreement; provided that each party may use such information to the extent permitted by this Agreement.

Article 14   Indemnification.

14.1              Indemnification by EXACT.

(a)      Indemnification.  Subject to the limitations set forth in this Article 14, EXACT will indemnify, hold harmless and defend Genzyme and its Affiliates, and the Representatives and Affiliates of each of the foregoing Persons (each, a “Genzyme Indemnitee”) from and against any and all Actions, losses, liabilities, damages, costs, fees and expenses (including reasonable attorneys’ fees, disbursements and charges) (collectively, “Losses”) arising out of or resulting from:

(i)       any breach of, or inaccuracy in, any representation or warranty made by EXACT in this Agreement or in any Ancillary Agreement referred to in clauses (i), (ii) or (iii) of Section 5.2(a);

(ii)      any breach or violation of any covenant or agreement of EXACT (including under this Article 14) in or pursuant to this or any Ancillary Agreement;

(iii)     any Third-Party claim relating to a breach by EXACT of the Transferred In-License Agreement;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(iv)     any Retained Liability; or

(v)      any fraud or intentional misrepresentation of EXACT.

(b)      Monetary Limitations.  EXACT will have no obligation to indemnify the Genzyme Indemnitees in respect of Losses arising pursuant to Section 14.1(a)(i) unless the aggregate amount of all such Losses incurred or suffered by the Genzyme Indemnitees exceeds $100,000 (at which point EXACT will indemnify the Genzyme Indemnitees for all such Losses) (the “Indemnity Basket”).  EXACT’s aggregate liability in respect of claims for indemnification pursuant to this Article 14 in respect of Losses arising pursuant to Section 14.1(a)(i) will not exceed $1,850,000 (the “Holdback Indemnity Cap”); provided, however, that claims for indemnification pursuant to Section 14.1(a)(i) in respect of breaches of, or inaccuracies in, any representation or warranty set forth in the following Sections of this Agreement will not exceed the Closing Payment (the “Maximum Indemnity Cap”): 6.7(a) or 6.8(b), each with respect to Patent Rights within the Purchased Assets (and no other Purchased Assets); provided, further, however, that claims for indemnification pursuant to Section 14.1(a)(i) in respect of breaches of, or inaccuracies in, any representation or warranty set forth in Section 6.14 are not subject to either the Holdback Indemnity Cap or the Maximum Indemnity Cap.  In addition, EXACT’s aggregate liability in respect of claims for indemnification pursuant to Section 14.1(a)(ii) with respect to breaches or violations of any covenant or agreement set forth in Section 8.2 or 8.3 will not exceed the Maximum Indemnity Cap.  Claims for indemnification pursuant to any other provision of Section 14.1(a) are not subject to the monetary limitations set forth in this Section 14.1(b).

14.2              Indemnification by Genzyme.

(a)      Indemnification.  Subject to the limitations set forth in this Article 14, Genzyme will indemnify, hold harmless and defend EXACT and its Affiliates, and the Representatives and Affiliates of each of the foregoing Persons (each, an “EXACT Indemnitee”) from and against any and all Losses arising out of or resulting from:

(i)       any breach of, or inaccuracy in, any representation or warranty made by Genzyme in this Agreement or in any Ancillary Agreement referred to in clauses (i), (ii) or (iii) of Section 5.2(a);

(ii)      any Third-Party claim relating to a breach by Genzyme of the Transferred In-License Agreement after the Closing Date;

(iii)     any breach or violation of any covenant or agreement of Genzyme (including under this Article 14) in or pursuant to this or any Ancillary Agreement;

(iv)     any Assumed Liability; or

(v)      any fraud or intentional misrepresentation of Genzyme.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(b)      Monetary Limitations.  Genzyme will have no obligation to indemnify the EXACT Indemnitees in respect of Losses arising pursuant to Section 14.2(a)(i) unless the aggregate amount of all such Losses incurred or suffered by the EXACT Indemnitees exceeds the Indemnity Basket.  Genzyme’s aggregate liability in respect of claims for indemnification pursuant to this Article 14 in respect of Losses arising pursuant to Section 14.2(a)(i) will not exceed the Holdback Indemnity Cap; provided, however, that claims for indemnification pursuant to Section 14.2(a)(i) in respect of breaches of, or inaccuracies in, any representation or warranty set forth in Section 7.5 are not subject to the Holdback Indemnity Cap.  Claims for indemnification pursuant to any other provision of Section 14.2(a) are not subject to the monetary limitations set forth in this Section 14.2(b).

14.3              Time for Claims.  All representations and warranties set forth in this Agreement will survive the Closing for the time period set forth below; provided, however, that no claim may be made or suit instituted seeking indemnification pursuant to Section 14.1(a)(i) or 14.2(a)(i) of this Agreement for any breach of, or inaccuracy in, any representation or warranty unless the claiming party provides notice as specified in Section 16.1 within the following time periods:

(a)      at any time prior to the conclusion of the applicable statute of limitations, in the case of any breach of, or inaccuracy in, the representations and warranties set forth in the following Sections: 6.2(a), 6.7(a), 6.8(b), 6.14, 6.15(a), 7.2 or 7.5;

(b)      at any time prior to the conclusion of the day that is 18 months after the Closing Date, in the case of any breach of, or inaccuracy in, any other representation and warranty in this Agreement; and

(c)      at any time, in the case of any claim or suit based upon fraud or intentional misrepresentation.

Claims for indemnification not specified with a time limitation in this Section 14.3 are not subject to the limitations set forth in this Section 14.3 and will be governed by the applicable statute of limitations.  For avoidance of doubt, claims will be deemed to have been made within the survival period if a reasonably complete description of the claim based upon the facts available at the time is presented by the party seeking indemnification to the Indemnifying Party within the specified time period in this Agreement.

14.4              Procedure for Third Party Claims.

(a)      Notice of Claim.  If any Third Party notifies an Indemnitee with respect to any matter (a “Third Party Claim”) which is expected to give rise to a claim for indemnification against an Indemnifying Party under this Article 14, then the Indemnitee will promptly give written notice to the Indemnifying Party; provided, however, that no delay on the part of the Indemnitee in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Article 14, except to the extent such delay actually prejudices the Indemnifying Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

(b)      Assumption of Defense, etc.  The Indemnifying Party will be entitled to participate in the defense of any Third Party Claim that is the subject of a notice given by the Indemnitee pursuant to Section 14.4(a).  In addition, the Indemnifying Party will have the right to assume the defense of the Indemnitee against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnitee so long as: (i) the Indemnifying Party gives written notice to the Indemnitee within 15 days after the Indemnitee has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnitee from and against the entirety of any and all Losses the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnitee with evidence reasonably acceptable to the Indemnitee that the Indemnifying Party will have adequate financial resources to defend against the Third Party Claim and (subject to the limitations of Sections 14.1(b) and 14.2(b)) fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnitee, (iv) the Indemnitee has not been advised by counsel that an actual or potential conflict exists between the Indemnitee and the Indemnifying Party in connection with the defense of the Third Party Claim, (v) the Third Party Claim does not relate to or otherwise arise in connection with any criminal or regulatory enforcement Action and (vi) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.  The Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that the Indemnifying Party will pay the reasonable fees and expenses of separate co-counsel retained by the Indemnitee that are incurred prior to Indemnifying Party’s assumption of control of the defense of the Third Party Claim, except as provided in Section 14.4(d).  In connection with any Third Party Claim, the Indemnitee will make available to the Indemnifying Party and counsel selected by the Indemnifying Party personnel, witnesses, books, and records relevant to such Third Party Claim.

(c)      Limitations on Indemnifying Party.  The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of the Indemnitee (which consent will not be unreasonably withheld or delayed) unless such judgment, compromise or settlement (i) provides for the payment by the Indemnifying Party of money as sole relief for the claimant (ii) results in the full and general release of the Genzyme Indemnitee or EXACT Indemnitee, as applicable, from all liabilities arising or relating to, or in connection with, the Third Party Claim, (iii) involves no finding or admission of any violation in connection with any criminal or regulatory enforcement Action, or the rights of any Person, and no effect on any other claims that may be made against the Indemnitee and (iv) involves no issue with respect to taxes.

(d)      Indemnitee’s Control.  If the Indemnifying Party does not deliver the notice contemplated by clause (i) of Section 14.4(b) within 15 days after the Indemnitee has given notice of the Third Party Claim, or otherwise at any time fails to conduct the defense of the Third Party Claim actively and diligently, the Indemnitee may assume

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

the defense of such claim and the Indemnifying Party will be responsible for the reasonable attorneys’ fees and expenses of a single counsel (in addition to one local counsel in each jurisdiction) for the Indemnitees.  The Indemnitee will not consent to the entry of any judgment or enter into any compromise or settlement that does not exceed the Maximum Indemnity Cap with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed).  In the event that the Indemnitee conducts the defense of the Third Party Claim pursuant to this Section 14.4(d), the Indemnifying Party will (a) advance the Indemnitee promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses) and (b) remain responsible for any and all other Losses that the Indemnitee may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Article 14.

14.5              Consent to Jurisdiction Regarding Third Party Claims.  Genzyme and EXACT, each in its capacity as an Indemnifying Party, hereby consents to the non-exclusive jurisdiction of any court in which any Third Party Claim may brought against any Indemnitee for purposes of any claim which such Indemnitee may have against such Indemnifying Party pursuant to this Agreement in connection with such Third Party Claim, and in furtherance thereof, the provisions of Section 16.12 are incorporated herein by reference, mutatis mutandis.

14.6              Exclusive Remedy.  Except as set forth in Section 3.7 or in the case of fraud or intentional misrepresentation, from and after the Closing, the indemnification provided pursuant to this Article 14 will be the sole and exclusive remedy hereto for any Loss resulting from, with respect to or arising out of any breach or claim in connection with this Agreement, any Exhibit or Schedule hereto or any certificate or writing delivered in connection with this Agreement, regardless of the cause of action.  Notwithstanding the foregoing, (a) nothing contained in this Agreement will limit a party’s right to pursue equitable remedies, including, without limitation, injunctive relief and specific performance; and (b) in the event that a court of competent jurisdiction rescinds all or part of the Sale for any reason following consummation, nothing contained in this Agreement will limit Genzyme’s right to receive from EXACT (and EXACT’s obligation to transfer to Genzyme) such portion of the Closing Payment allocable to the Purchased Assets subject to such rescission; provided, however, if such court rescinds only part of the Sale, Genzyme, at its sole option to be exercised within 30 days of such rescission, may elect to receive the entire Closing Payment from EXACT and transfer all of the Purchased Assets to EXACT.

Article 15   Potential Liabilities Holdback.  At the Closing, the Potential Liabilities Holdback Amount will be retained by Genzyme to be released in accordance with the following:

15.1              Use of Holdback Amount.  The Potential Liabilities Holdback Amount will accrue interest at the rate of [********] from the Closing Date until released to EXACT.  Following Closing, if any of the Genzyme Indemnitees becomes entitled to indemnification pursuant to this Agreement, Genzyme will apply that portion of the Potential Liabilities Holdback Amount as will be equal to the amount of such indemnification.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

15.2              12 Month Release.  Upon the expiration of 12 months after the Closing Date, 50% of the Potential Liabilities Holdback Amount (plus any and all interest accrued thereon) will be released to EXACT; provided that if any claim for indemnification on the part of any of the Genzyme Indemnitees is outstanding on such date, then the amount of such claim will be retained from the portion to be released to EXACT.

15.3              18 Month Release.  Upon the expiration of 18 months after the Closing Date, the remaining Potential Liabilities Holdback Amount (plus any and all interest accrued thereon) will be released to EXACT; provided that if any claim for indemnification on the part of any of the Genzyme Indemnitees is outstanding on such date, then the amount of such claim will be retained from the portion to be released to EXACT.

15.4              Outstanding Claims.  If any claim for indemnification on the part of Genzyme remains outstanding upon the expiration of the 12 month and 18 month periods in Section 15.2 and Section 15.3, respectively, then, unless otherwise agreed by the parties, Genzyme will release to EXACT an amount equal to the entire Potential Liabilities Holdback Amount then remaining minus the amount attributable to such outstanding claim.  The remaining Potential Liabilities Holdback Amount following such release will continue to be held by Genzyme and, upon resolution of the outstanding claims and payment of any indemnification owing to the applicable Genzyme Indemnitees, any portion of the Potential Liabilities Holdback Amount then remaining (plus any and all interest accrued thereon) will be released to EXACT.

Article 16   Miscellaneous.

16.1              Notices.  Any notice or other communication required or permitted hereunder will be in writing and will be deemed given when so delivered in person, by reputable overnight courier, by facsimile transmission (with receipt confirmed by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

(a)      if to Genzyme, to:

Genzyme Genetics

1700 West Park Drive

Westborough, Massachusetts 01581

Attn:	Sr. Vice President & General Manager
Fax:	(508) 870-7504
Phone:	(508) 870-5232

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

with a copy to:

Genzyme Corporation

500 Kendall Street

Cambridge, Massachusetts 02142

Attn:	General Counsel
Fax:	(617) 252-7553
Phone:	(617) 252-7500

(b)      if to EXACT, to:

EXACT Sciences Corporation
100 Campus Drive
Marlborough, Massachusetts 01752

Attn:	Chief Executive Officer
Fax:	(508) 683-1201
Phone:	(508) 683-1200

with a copy to:

Goodwin|Procter LLP

53 State Street

Boston, Massachusetts 02109

Attn:	Edward A. King, Esq. & Kingsley L. Taft, Esq.
Fax:	(617) 523-1231
Phone:	(617) 570-1000

Either party may, by notice given in accordance with this Section 16.1 to the other parties, designate another address or person for receipt of notices hereunder.

16.2              Entire Agreement.  This Agreement, the Ancillary Agreements and the Mutual Non-Disclosure Agreement dated as of April 9, 2008 contain the entire agreement between the parties with respect to the Transactions and supersede all prior agreements, written or oral, between the parties with respect thereto.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by EXACT and Genzyme in this Agreement will survive the execution of this Agreement.

16.3              Binding Effect; No Assignment; No Third-Party Beneficiaries.

(a)      Neither this Agreement nor any interest or obligation hereunder is assignable by EXACT without the prior written consent of Genzyme (such consent not to be unreasonably withheld or delayed), provided, however, that any merger, reorganization, or transfer of all or substantially all assets of EXACT with or to a Third Party, or Change of Control of EXACT, will not be considered an assignment for the purposes of this Agreement, and then only if: (i) EXACT provides Genzyme notice of

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

such transaction as specified in Section 16.1 upon consummation of such transaction (or, if notice of such transaction is provided sooner to EXACT’s stockholders, at the time such notice is provided to EXACT’s stockholders) and (ii) the applicable surviving entity or Third Party agrees to be bound by the terms and conditions of this Agreement.  Genzyme may freely assign this Agreement or any interest hereunder.  This Agreement is binding upon the successors and permitted assigns of the parties hereto, and the name of a party appearing in this Agreement is deemed to include the names of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.  Any assignment not in accordance with this Section 16.3 will be void.

(b)      Nothing in this Agreement, express or implied, is intended to or will confer upon any Person other than Genzyme and EXACT and their respective successors and permitted assigns any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

16.4              Amendment.  This Agreement may not be amended except by an instrument signed by each of the parties hereto.

16.5              Waiver.  At any time prior to the Closing, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that, any such extension or waiver will be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

16.6              Disclaimer.  EACH PARTY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY MADE IN THIS AGREEMENT.  ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED.

16.7              Section Headings, Construction.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

16.8              Counterparts.  This Agreement may be executed in two counterparts, each of which will be deemed an original, and both of which together will constitute one and the same instrument.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

16.9              Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.  The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

16.10            Withholding.  The payor of any amount hereunder will be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or any other legal requirement.  To the extent that amounts are so deducted or withheld, such deducted or withheld amounts will be treated for all purposes of this Agreement as having been paid.

16.11            Governing Law.  This Agreement will be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts, without regard to conflict of law principles thereof.

16.12            Dispute Resolution.

(a)      Management Discussions. If a dispute, controversy or claim (“Dispute”) arises between the parties relating to the interpretation or performance of this Agreement but excluding disputes relating to patent validity or enforceability, appropriate senior executives (e.g., V.P. level or above) of each party who have the authority to resolve the matter will meet at least once in person within 15 business days of either party’s written request for such meeting to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies.  The parties agree that all negotiations pursuant to this Section 16.12(a) are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.  If the parties fail to reach an amicable agreement pursuant to the process set forth in this Section 16.12(a) within 60 days of the request for such meeting, then either party may pursue a legal remedy in accordance with Section 16.13.

(b)      Court Action.  Notwithstanding any other provision of this Agreement, any Dispute regarding the following is not required to be negotiated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality, or infringement, misappropriation, or misuse of any Intellectual Property Rights of either party hereto where interim injunctive or other similar relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others.

16.13            Submission to Jurisdiction; Waiver.  The parties irrevocably and unconditionally submit to the jurisdiction of the Massachusetts Superior Court in Suffolk County and waive any objection to transferring any action, suit or proceeding arising out of this Agreement to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

the Business Litigation Session of the Massachusetts Superior Court. Each of EXACT and Genzyme hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, Action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, Action or proceeding is improper, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

16.14            Enforcement.  The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, each party agrees that in addition to other remedies the other party will be entitled to seek an injunction restraining any violation or threatened violation of the provisions of this Agreement.  In the event that any Action will be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

16.15            Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

16.16            Waiver of Jury Trial.  EACH OF GENZYME AND EXACT HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO.

[Remainder of Page Intentionally Left Blank]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

GENZYME CORPORATION

By	/s/ Earl M. Collier, Jr.
Name:	Earl M. Collier, Jr.
Title:	Executive Vice President

EXACT SCIENCES CORPORATION

By	/s/ Jeffrey R. Luber
Name:	Jeffrey R. Luber
Title:	President and Chief Executive Officer

[Signature Page to Collaboration, License and Purchase Agreement]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

DISCLOSURE SCHEDULE

TO THE COLLABORATION, LICENSE AND PURCHASE AGREEMENT

These Schedules are being furnished by EXACT Sciences Corporation (“EXACT”), in connection with the execution and delivery of that certain Collaboration, License and Purchase Agreement (the “Agreement”), dated as of January 27, 2009, by and between EXACT and Genzyme Corporation (“Genzyme”).  Except as otherwise provided herein or in the Agreement, all disclosures contained in these Schedules are made as of the date of the Agreement.  Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Agreement.

Any matter disclosed in one section of these Schedules will be deemed disclosed in all other applicable sections of these Schedules to the extent that such section is reasonably cross-referenced or the relevance to such other section is readily apparent on the face of the disclosure that the matter is responsive to another representation.  Disclosure of a matter in a section of these Schedules will not affect (directly or indirectly) the interpretation of the Agreement or the scope of the disclosure obligation of EXACT under the Agreement.  These Schedules may include items or information which EXACT is not required to disclose under the Agreement.  The fact that any fact, circumstance, matter or event is disclosed in a section of these Schedules does not necessarily mean that it is “material” to EXACT, whether considered individually or in combination with other facts, circumstances, matters, or events disclosed herein, and such inclusion will not be deemed an acknowledgement that such fact, item, circumstance, matter, transaction or event is required to be so disclosed pursuant to the Agreement.  All agreements listed in these Schedules will be deemed to include all appendices, exhibits, schedules, modifications, amendments to, and all orders, purchase orders, implementation contracts, statements of work, program descriptions and other documents issued under, such agreements, and all associated documentation.  No disclosure in these Schedules relating to any possible breach or violation of or default under any contract or law will be construed as an admission or indication that any such breach, violation or default exists or has actually occurred.

The information in these Schedules is disclosed confidentially, and the recipients agree by their receipt of these Schedules that such information will be held subject to the obligations of Article 13 of the Agreement.  In disclosing the information set forth herein, EXACT expressly does not waive any attorney-client privilege associated with any such information or any protection afforded by the “work product doctrine” with respect to any of the matters disclosed herein.

The headings and descriptions of the representations and warranties used herein are for convenience of reference only and are not intended to and do not alter the meaning of any provision of the Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

1

Schedule A

Primary Patent Rights

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

2

Schedule B

Secondary Patent Rights

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

3

Schedule 2.1(a)(ii)

Assigned Contracts

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

4

Schedule 2.1(b)(vii)

Retained Patent Rights

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

5

Schedule 3.1(b)

Rights to Retained Patent Rights

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

6

Schedule 3.2(b)

EXACT Licensed Improvements

To be added.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

7

Schedule 3.3(b)

Optioned Technology

To be added.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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Schedule 3.4(c)

Genzyme Licensed Improvements

To be added.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

9

Schedule 6.4(c)

Noncontravention

Consent of JHU needed for transfer of the Transferred In-License Agreement, which is satisfied by the JHU-EXACT License Amendment.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

10

Schedule 6.7(a)

Assets

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

11

Schedule 6.7(b)

Assets

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

12

Schedule 6.8(a)

Transferred Technology

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

13

Schedule 6.8(b)

Rights to Transferred Technology

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

14

Schedule 6.8(d)

Indemnification Obligations

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

15

Schedule 6.8(e)

Maintenance of Intellectual Property

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

16

Schedule 6.8(f)

Royalties

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

17

Schedule 6.8(g)

Employees

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

18

Schedule 6.8(h)

Government Funding

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

19

Schedule 6.11(a)

Contracts

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

20

Schedule 6.12(a)

Litigation

[********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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